UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

The Goldman Sachs Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THE GOLDMAN SACHS GROUP, INC.

85 Broad Street
New York, New York 10004

February 24, 2004

Dear Shareholder:

      You are cordially invited to attend the 2004 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. We will hold the meeting on Wednesday, March 31, 2004 at 9:30 a.m., New York City time, at our offices located at 32 Old Slip, New York, New York 10005. We hope that you will be able to attend.

      During the past year, we have continued to take steps to promote and protect the interests of our shareholders. In particular, our Board of Directors has adopted a Policy Regarding Director Independence Determinations, including categorical standards to assist in determining independence, and has amended the charters for our Audit, Compensation and Corporate Governance and Nominating Committees as well as our Corporate Governance Guidelines. The enclosed Proxy Statement provides more detail regarding our corporate governance initiatives.

      Enclosed you will find a notice setting forth the business expected to come before the meeting, the Proxy Statement, a form of proxy and a copy of our 2003 Annual Report. At this year’s meeting, the agenda includes the election of five directors, a proposal to ratify the appointment of our independent auditors and one shareholder proposal. Our Board of Directors recommends that you vote FOR the election of directors and ratification of the appointment of our independent auditors and AGAINST the shareholder proposal.

      Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please submit your proxy through the Internet or by touch-tone phone as indicated on the proxy. Alternatively, you may wish to complete, sign, date and promptly return the proxy in the self-addressed envelope that we have included for your convenience. No postage is required if it is mailed in the United States. Submitting the proxy before the Annual Meeting will not preclude you from voting in person at the Annual Meeting should you decide to attend.

Sincerely,

Henry M. Paulson, Jr.
Chairman and Chief Executive Officer

THE GOLDMAN SACHS GROUP, INC.

85 Broad Street
New York, New York 10004

Notice of 2004 Annual Meeting of Shareholders

February 24, 2004

      The 2004 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. will be held at our offices located at 32 Old Slip, New York, New York 10005, on Wednesday, March 31, 2004 at 9:30 a.m., New York City time, for the following purposes:

1.	To elect four directors to our Board of Directors for three-year terms and one director to our Board of Directors for a two-year term;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending November 26, 2004;

3.	To consider one shareholder proposal, if properly presented by the shareholder proponent; and

4.	To transact such other business as may properly come before the Annual Meeting.

      The record date for the determination of the shareholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, was the close of business on February 2, 2004. A list of the shareholders of record as of February 2, 2004 will be available for inspection during ordinary business hours at our offices, 85 Broad Street, New York, New York 10004, from March 19, 2004 to the date of our Annual Meeting. The list will also be available for inspection at the Annual Meeting. Additional information regarding the matters to be acted on at the Annual Meeting can be found in the accompanying Proxy Statement.

By Order of the Board of Directors,

Beverly L. O’Toole
Assistant Secretary

New York, New York

PLEASE SUBMIT YOUR PROXY THROUGH THE INTERNET OR BY PHONE

OR MARK, SIGN, DATE AND RETURN YOUR PROXY
IN THE ENCLOSED ENVELOPE

THE GOLDMAN SACHS GROUP, INC.

85 Broad Street
New York, New York 10004

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

March 31, 2004

INTRODUCTION

      This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of The Goldman Sachs Group, Inc., a Delaware corporation (“Goldman Sachs”, “we” or “our”), to be used at our 2004 Annual Meeting of Shareholders on Wednesday, March 31, 2004 at 9:30 a.m., New York City time, and at any adjournments or postponements of the Annual Meeting. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent to shareholders is February 24, 2004.

      Holders of our common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on February 2, 2004, will be entitled to vote at the Annual Meeting. On that date, there were 483,311,736 shares of Common Stock outstanding, each of which is entitled to one vote for each matter to be voted on at the Annual Meeting, held by 6,038 shareholders of record.

      If you properly cast your vote, by either voting your proxy electronically or telephonically or by executing and returning the enclosed proxy card, and your vote is not subsequently revoked, your vote will be voted in accordance with your instructions. If you execute the enclosed proxy card but do not give instructions, your proxy will be voted as follows: FOR the election of the nominees for directors named below, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending November 26, 2004, AGAINST the shareholder proposal described in this Proxy Statement and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting.

      A vote through the Internet or by telephone may be revoked by executing a later-dated proxy card, by subsequently voting through the Internet or by telephone or by attending the Annual Meeting and voting in person. A shareholder executing a proxy card may also revoke it at any time before it is exercised by giving written notice revoking the proxy to our Secretary at One New York Plaza, 37th Floor, New York, New York 10004, by subsequently filing another proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting will not automatically revoke your prior Internet or telephone vote or your proxy.

      If you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the Annual Meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of Common Stock as of the close of business on February 2, 2004, the record date for voting. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

Quorum and Voting Requirements

     Quorum

      The holders of a majority of the outstanding shares of Common Stock on February 2, 2004 present in person or represented by proxy and entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.

     Voting Requirements

      Election of Directors. The election of directors requires a plurality of the votes cast for the election of directors; accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

      Ratification of the Appointment of Independent Auditors. The affirmative vote of a majority of the votes cast for or against the matter by shareholders entitled to vote at the Annual Meeting is required to ratify the appointment of our independent auditors. An abstention from voting on this matter will be treated as “present” for quorum purposes. However, since an abstention is not treated as a “vote” for or against the matter, it will have no effect on the outcome of the vote.

      Shareholder Proposal. The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the shareholder proposal. Only votes cast “for” a matter constitute affirmative votes. Thus, a failure to vote on the shareholder proposal or an abstention will not be treated as a vote cast “for” the proposal and will have the same effect as a negative vote or vote “against” that proposal. Abstentions also will be counted for quorum purposes.

      Broker Authority to Vote. Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, Inc., a member broker who holds shares in street name for customers has the authority to vote on certain items if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. NYSE rules permit member brokers (other than Goldman, Sachs & Co. and any of the other subsidiaries or affiliates of Goldman Sachs who are NYSE member brokers (collectively, “GS&Co.”)) who do not receive instructions to vote on the election of directors and the proposal to ratify the appointment of our independent auditors, but not on the shareholder proposal. With respect to the election of directors and ratification of the appointment of our independent auditors, it is NYSE policy that, due to GS&Co.’s relationship with Goldman Sachs, if GS&Co. does not receive voting instructions regarding shares held by it in street name for its customers, it is entitled to vote these shares only in the same proportion as the shares represented by votes cast by all shareholders of record with respect to each such matter.

      Under NYSE rules, the shareholder proposal is a “non-discretionary” item, which means that NYSE member brokers, including GS&Co., who have not received instructions from the beneficial owners of Common Stock do not have discretion to vote the shares of Common Stock held by those beneficial owners on the proposal. Because the affirmative vote of a majority of the outstanding shares of Common Stock is necessary to approve any shareholder proposal, any such broker non-vote will have the effect of a vote against that proposal; on all other proposals, broker non-votes will have no effect on the outcome of the vote.

Expenses of Solicitation

      We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers or employees of Goldman Sachs or its affiliates telephonically, electronically or by other means of communication and by Georgeson Shareholder Communications Inc., whom we have hired to assist in the solicitation and distribution of proxies. Directors, officers and employees will receive no additional compensation for such solicitation, and Georgeson will receive a fee of $8,000 for its services. We will reimburse brokers, including GS&Co., and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

Availability of Certain Documents

      A copy of our 2003 Annual Report to Shareholders is enclosed. You also may obtain a copy of our 2003 Annual Report to Shareholders and 2003 Form 10-K without charge by writing to: The Goldman Sachs Group, Inc., 85 Broad Street, 17th Floor, New York, New York 10004, Attn: Investor Relations. These documents also are available through our website at http://www.gs.com/investor_relations. Our Annual Report to Shareholders and Form 10-K are not proxy soliciting materials.

      During the past year, we have continued to take steps to promote and protect the interests of our shareholders. In particular, our Board of Directors has adopted a Policy Regarding Director Independence Determinations, including categorical standards to assist in determining independence, and has amended the charters for our Audit, Compensation and Corporate Governance and Nominating Committees as well as our Corporate Governance Guidelines. All of these documents and policies, together with our Code of Business Conduct and Ethics, are available on our website at http://www.gs.com/investor_relations, and the Policy Regarding Director Independence Determinations and the amended Audit Committee charter are also attached to this Proxy Statement as Annexes A and B, respectively.

Voting Arrangements

      Shareholders’ Agreement. Individuals who were profit participating limited partners (each, a “PLP”) in our predecessor, The Goldman Sachs Group, L.P. (together with its predecessors, “Group LP”); our current managing directors; certain estate planning entities formed by the foregoing persons; and the former spouses of certain of the foregoing persons generally are parties to our Shareholders’ Agreement. The Shareholders’ Agreement, among other things, restricts voting of the shares of Common Stock covered by the voting provisions of the Shareholders’ Agreement. Generally, all shares of Common Stock that are owned by a party to the Shareholders’ Agreement and that were acquired by that party from Goldman Sachs and not purchased in the open market are covered by the Shareholders’ Agreement, except that shares acquired in any underwritten public offering or pursuant to The Goldman Sachs Employees’ Profit Sharing Retirement Income Plan are excluded, and certain shares no longer subject to transfer restrictions that are held by PLPs who are former employees are not subject to the voting provisions of the Shareholders’ Agreement. The shareholders’ committee under the Shareholders’ Agreement (the “Shareholders’ Committee”) administers the Shareholders’ Agreement. The Shareholders’ Committee may, under certain circumstances, waive the voting provisions of the Shareholders’ Agreement.

      Prior to any vote of the shareholders of Goldman Sachs, the Shareholders’ Agreement requires a separate, preliminary vote of the “Voting Interests” (as defined below) on each matter on which a vote of the shareholders is proposed to be taken. Each share subject to the voting provisions of the Shareholders’ Agreement will be voted at the Annual Meeting in accordance with the majority of the votes cast by the Voting Interests in the preliminary vote. In elections of directors, each share subject to the voting provisions of the Shareholders’ Agreement will be voted in favor of the election of those persons, equal in number to the number of such positions to be filled, receiving the highest numbers of votes cast by the Voting Interests in the preliminary vote. “Voting Interests” means all shares subject to the voting provisions of the Shareholders’ Agreement held by all of our current managing directors and shares held by certain former managing directors that are still subject to transfer restrictions, including shares held through certain estate planning entities formed by certain current and former managing directors and through our Defined Contribution Plan Trust (the “DCP Trust”).

      If you are a party to the Shareholders’ Agreement, you previously gave an irrevocable proxy to the Shareholders’ Committee to vote at the Annual Meeting your Common Stock that is subject to the voting provisions of the Shareholders’ Agreement, and you directed that the proxy be voted in accordance with the preliminary vote. You also authorized the holder of the proxy to vote on other matters that come before the Annual Meeting as the holder sees fit in his or her discretion in a manner that is not inconsistent with the preliminary vote or that does not frustrate the intent of the preliminary vote.

      As of February 2, 2004, there were 164,107,723 shares of Common Stock beneficially owned by parties to the Shareholders’ Agreement. This amount, which includes shares held in the DCP Trust for the account of parties to the Shareholders’ Agreement, represents 32.2% of the outstanding shares of Common Stock. As of February 2, 2004, 123,928,681 of the outstanding shares of Common Stock that are held by parties to the Shareholders’ Agreement are subject to the voting provisions of the Shareholders’ Agreement (25.6% of the outstanding shares of Common Stock entitled to vote at the Annual Meeting). The preliminary vote with respect to the shares subject to the Shareholders’ Agreement will be concluded on or about March 22, 2004.

      The Shareholders’ Agreement will continue in effect until the earlier of January 1, 2050 and the time it is terminated by the vote of 66 2/3% of the outstanding Voting Interests.

      Defined Contribution Plan Trust. At the closing of our initial public offering, we made a contribution of Common Stock to the DCP Trust, and we subsequently made additional contributions of Common Stock to the DCP Trust. As of February 2, 2004, the DCP Trust held 3,180,912 shares of Common Stock entitled to vote at the Annual Meeting. Substantially all shares of Common Stock held by the DCP Trust on that date were held in participant accounts beneficially owned by persons who are parties to the Shareholders’ Agreement. As a result, those shares of Common Stock are subject to the voting provisions of the Shareholders’ Agreement, and the trustee of the DCP Trust will vote those shares in accordance with the outcome of the preliminary vote described above. Unallocated shares held in the DCP Trust (approximately 112,894 as of February 2, 2004) are voted in the same proportion as the allocated shares held in the DCP Trust are voted.

Item 1.	Election of Directors

Introduction

      Our Board of Directors currently consists of nine members plus one vacancy, and is divided into three classes. At each Annual Meeting of shareholders, a class of directors is elected generally for a term expiring at the Annual Meeting of shareholders in the third year following the year of its election. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

      In June 2003, the Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, appointed Claes Dahlbäck and Edward M. Liddy as directors to hold office for terms expiring at the Annual Meetings of shareholders in 2004 and 2006, respectively. In February 2004, the Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, nominated Lois D. Juliber for election at the Annual Meeting. John A. Thain, who was appointed to our Board of Directors in 1998, retired as President and Chief Operating Officer and resigned from the Board of Directors as of January 15, 2004. John L. Thornton, who was appointed to our Board of Directors in 1998, retired as President and Co-Chief Operating Officer as of July 1, 2003 and resigned from the Board of

Directors as of April 1, 2003. The Board of Directors thanks Messrs. Thain and Thornton for their years of exemplary service on the Board of Directors and to Goldman Sachs.

      The Board of Directors has determined, upon the recommendation of the Corporate Governance and Nominating Committee and in accordance with the Policy Regarding Director Independence Determinations, that the members of our Board of Directors who are not also officers of Goldman Sachs or any of its affiliates (the “Non-Management Directors”) and Ms. Juliber, the nominee who currently is not a member of our Board of Directors, are “independent” within the meaning of the rules of the NYSE. Moreover, the Board of Directors has determined, upon the recommendation of the Corporate Governance and Nominating Committee, that each member of the Audit Committee of our Board of Directors (each of whom is a Non-Management Director) is both “independent” and an “audit committee financial expert” within the meaning of the rules of the U.S. Securities and Exchange Commission. Further, as provided in the Charters of the Compensation Committee and the Corporate Governance and Nominating Committee, neither the members of these two committees nor Ms. Juliber receives, directly or indirectly, any consulting, advisory or other compensatory fees that would be prohibited under the SEC’s audit committee independence standards. All committees of the Board of Directors are comprised of independent directors.

Annual Meeting

      At the Annual Meeting, our shareholders will be asked to elect as directors Lord Browne of Madingley, Mr. Dahlbäck, James A. Johnson and Ms. Juliber to hold office for terms ending at the Annual Meeting of shareholders to be held in 2007 and Lloyd C. Blankfein to hold office for a term ending at the Annual Meeting of shareholders to be held in 2006. The remaining five directors named below will continue in office. While the Board of Directors does not anticipate that any of the nominees will be unable to stand for election as a director at the Annual Meeting, if that is the case, proxies will be voted in favor of such other person or persons as may be recommended by our Corporate Governance and Nominating Committee and designated by the Board of Directors.

      All of the nominees currently are members of the Board of Directors, with the exception of Ms. Juliber, and all of the nominees have been approved, recommended and nominated for election or re-election, as the case may be, to the Board of Directors by our Corporate Governance and Nominating Committee and by the Board of Directors. Set forth below is information as of February 1, 2004 regarding the nominees and the directors continuing in office, which was confirmed by them for inclusion in this Proxy Statement.

      We encourage our directors to attend Annual Meetings of shareholders and believe that attendance at Annual Meetings is just as important as attendance at meetings of the Board of Directors. In fact, we typically schedule Board of Directors and committee meetings to coincide with the dates of our Annual Meetings. All of our directors who were serving at the time attended last year’s Annual Meeting held on April 1, 2003.

Nominees for Election to the Board of Directors for a Three-Year Term Expiring in 2007

Lord Browne of Madingley

Director since 1999

      Lord Browne, age 55, was appointed an executive director in 1991 and Group Chief Executive of BP p.l.c. (under its former name, The British Petroleum Company p.l.c.) in 1995. He is on the board of one public company in addition to Goldman Sachs and BP p.l.c., Intel Corporation. Lord Browne is also a trustee of the British Museum, a non-profit organization.

Claes Dahlbäck

Director since June 2003

      Mr. Dahlbäck, age 56, has been the nonexecutive Chairman of Investor AB, a Swedish-based investment company, since April 2002 and is also the Executive Vice Chairman of W Capital Management, an investment company owned by the Wallenberg Foundations. He served as Executive Vice Chairman of Investor AB from 1999 until April 2002 and from 1978 until 1999 was its President and Chief Executive Officer. He also served as an international advisor to Goldman Sachs from 1999 until February 2002. Mr. Dahlbäck is on the board of one public company in addition to Goldman Sachs, Stora Enso Oyj. Prior to his appointment to our Board of Directors in June 2003, Mr. Dahlbäck was recommended to our Corporate Governance and Nominating Committee by a third-party search firm. Having served as an international advisor to Goldman Sachs, he was otherwise known to senior management.

James A. Johnson

Director since 1999

      Mr. Johnson, age 60, has been a Vice Chairman of Perseus, L.L.C., a merchant banking and private equity firm, since April 2001. From January 2000 to March 2001, he served as Chairman and Chief Executive Officer of Johnson Capital Partners, a private investment company. From January through December 1999, he was Chairman of the Executive Committee of Fannie Mae, from February 1991 through December 1998, he was Chairman and Chief Executive Officer of Fannie Mae and from 1990 through February 1991 he was Vice Chairman of Fannie Mae. Mr. Johnson is on the boards of the following public companies in addition to Goldman Sachs: Gannett Co., Inc., KB Home, Target Corporation, Temple-Inland, Inc. and UnitedHealth Group Inc. In addition, he is affiliated with certain non-profit organizations, including as Chairman Emeritus of the John F. Kennedy Center for the Performing Arts, as a member of the American Academy of Arts and Sciences, the American Friends of Bilderberg, the Council on Foreign Relations and The Trilateral Commission and as an honorary trustee of The Brookings Institution.

Lois D. Juliber

      Ms. Juliber, age 55, has been the Chief Operating Officer of the Colgate-Palmolive Company since 2000. She served as Executive Vice President — North America and Europe of the Colgate-Palmolive Company from 1997 until 2000 and President of Colgate North America from 1994 to 1997. Ms. Juliber is on the board of one public company in addition to Goldman Sachs, E. I. Du Pont De Nemours and Company. She is affiliated with certain non-profit organizations, including The Brookdale Foundation and Girls Incorporated. Ms. Juliber is also a trustee of Wellesley College. Ms. Juliber was initially identified by a non-executive employee and placed on a list of potential candidates for possible consideration by the Board of Directors. She was also known to, and recommended to our Corporate Governance and Nominating Committee by, at least one of our Non-Management Directors.

Nominee for Election to the Board of Directors for a Two-Year Term Expiring in 2006

Lloyd C. Blankfein

Director since April 2003

      Mr. Blankfein, age 49, has been our President and Chief Operating Officer since January 15, 2004. Prior to that, since April 2002 he was a Vice Chairman, with shared management responsibility for the Fixed Income, Currency and Commodities Division (“FICC”) and the Equities Division. Prior to becoming Vice Chairman, he had been Co-Head of FICC since its formation in 1997. From 1994 until then, he headed or co-headed the J. Aron Currency and Commodities Division. Mr. Blankfein is not on the board of any public company other than Goldman Sachs. He is affiliated with certain non-profit organizations, including as Co-Chair of the Harvard University Financial Aid Task Force, as a member of the Executive Committee of the Harvard University Committee on University Resources and as a member of the Board of Directors of The Robin Hood Foundation.

Directors’ Recommendation

      The Board of Directors unanimously recommends a vote FOR the election of Lord Browne, Messrs. Blankfein, Dahlbäck and Johnson and Ms. Juliber to the Board of Directors.

Directors Continuing in Office — Term Expiring in 2005

John H. Bryan

Director since 1999

      Mr. Bryan, age 67, is the retired Chairman and Chief Executive Officer of, and currently serves as a consultant to, Sara Lee Corporation. He served as its Chief Executive Officer from 1975 to 2000 and its Chairman of the Board from 1976 until his retirement in 2001. He is on the boards of the following public companies in addition to Goldman Sachs: Bank One Corporation, BP p.l.c. and General Motors Corporation. Mr. Bryan is the past Chairman and a current director of the Grocery Manufacturers of America, Inc. and the past Vice Chairman and a current member of The Business Council. He also served as Co-Chairman of the World Economic Forum’s annual meetings in 1994, 1997 and 2000. In addition, Mr. Bryan is affiliated with certain non-profit organizations, including as a trustee of the University of Chicago, Chairman of the Board of Trustees of The Art Institute of Chicago, Chairman of the Board of Directors of Millennium Park, Inc. and the past Chairman and a current member of The Chicago Council on Foreign Relations; he is also the past Chairman of Catalyst.

William W. George

Director since 2002

      Mr. George, age 61, was Chief Executive Officer of Medtronic, Inc. from 1991 to 2001 and its Chairman of the Board from 1996 until his retirement in April 2002. He joined Medtronic in 1989 as President and Chief Operating Officer. Mr. George is currently a senior lecturer at the Harvard Business School and was formerly Professor of Leadership and Governance at the International Institute for Management Development from January 2002 until December 2003, Visiting Professor of Technology Management at the Ecole Polytechnique Fédérale de Lausanne from March 2002 until February 2003 and an Executive-in-Residence at the Yale School of Management from September 2003 through December 2003. Mr. George is on the boards of the following public companies in addition to Goldman Sachs: Target Corporation and Novartis AG. He is also Chairman of the Board of Minnesota Thunder Professional Soccer. In addition, he is affiliated with certain non-profit organizations, including as a member of the Board of Dean’s Advisors of the Harvard Business School and as a member of the Carnegie Endowment for International Peace, the Minneapolis Institute of Arts and The National Association of Corporate Directors.

Henry M. Paulson, Jr.

Director since 1998

      Mr. Paulson, age 57, has been our Chairman and Chief Executive Officer since May 1999. He was Co-Chairman and Chief Executive Officer or Co-Chief Executive Officer of Group LP from June 1998 to May 1999 and served as Chief Operating Officer from December 1994 to June 1998. Mr. Paulson is not on the board of any public company other than Goldman Sachs. He is affiliated with certain non-profit organizations, including as a member of the Board of Directors of Catalyst. He also serves on the Advisory Board of the J.L. Kellogg Graduate School of Management at Northwestern University and is a member of the Board of the Dean’s Advisors of the Harvard Business School. Mr. Paulson is a member of the Advisory Board of the Tsinghua University School of Economics and Management and a member of the Governing Board of the Indian School of Business. He is also Chairman of the Board of Governors of The Nature Conservancy, Co-Chairman of the Asia/ Pacific Council of The Nature Conservancy and a member of the Board of Directors of The Peregrine Fund, Inc.

Directors Continuing in Office — Term Expiring in 2006

Edward M. Liddy

Director since June 2003

      Mr. Liddy, age 58, has been Chairman, President and Chief Executive Officer of The Allstate Corporation, the parent of the Allstate Insurance Company since January 1999. He served as President and Chief Operating Officer of The Allstate Corporation from January 1995 until 1999. Prior to this, Mr. Liddy was Senior Vice President and Chief Financial Officer of Sears, Roebuck and Co., where he held a variety of senior operating and financial positions since 1988. Mr. Liddy is on the boards of the following public companies in addition to Goldman Sachs: 3M Company and The Kroger Co. He is also affiliated with certain non-profit organizations, including as director of Catalyst and as Chairman of the Boys & Girls Clubs of America and Northwestern Memorial Hospital.

Ruth J. Simmons

Director since 2000

      Dr. Simmons, age 58, has been president of Brown University since July 2001. She was president of Smith College from 1995 to June 2001 and vice provost of Princeton University from 1992 to 1995. Dr. Simmons is on the boards of the following public companies in addition to Goldman Sachs: Pfizer Inc. and Texas Instruments Inc. She also serves on the Directors’ Advisory Council of MetLife, Inc. In addition, Dr. Simmons is affiliated with certain non-profit organizations, including as a trustee of the Carnegie Corporation of New York and as a member of the American Academy of Arts and Sciences, the American Philosophical Society, the Business-Higher Education Forum, the Council on Foreign Relations, and the board of directors of the Alliance for Lupus Research.

      There are no family relationships among any directors, nominees or executive officers of Goldman Sachs.

Board of Directors’ Meetings and Committees

      Our Board of Directors held seven meetings during our fiscal year ended November 28, 2003. Each of our incumbent directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board on which he or she served during fiscal 2003 (in each case, which were held during the period for which he or she was a director). Attendance at Board and committee meetings during fiscal 2003 averaged 98.7% for incumbent directors as a group. Our Board of Directors has three standing committees, each of which is described below.

Audit Committee

      Lord Browne is the Chairman, and Messrs. Bryan, George, Johnson and Liddy are the other current members, of our Audit Committee. The primary purposes of our Audit Committee are (a) to assist the Board of Directors in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent auditors’ qualifications and independence, (iv) the performance of our internal audit function and independent auditors and (v) our management of market, credit, liquidity and other financial and operational risks; (b) to decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and (c) to prepare any report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement. Among its other duties and responsibilities set forth in its charter, the Audit Committee also reviews and monitors the adequacy of structures, policies and procedures that we have developed to assure the integrity of research by our investment research professionals.

      During fiscal 2003, our Audit Committee met nine times, including six executive sessions, five private sessions with management and five private sessions with each of the independent auditors and the Director of Internal Audit. The Chair of the Audit Committee also had five meetings with the Director of Internal Audit. The Audit Committee and our Board of Directors have established a procedure whereby complaints or concerns with respect to accounting, internal controls and auditing matters may be submitted to the Committee, which is described under “Other Matters — Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating with Non-Management Directors” below. Our Board of Directors and the Corporate Governance and Nominating Committee have determined that each member of the Audit Committee is “independent” within the meaning of the rules of both the NYSE and the SEC. Our Board of Directors has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and is an “audit committee financial expert” within the meaning of the rules of the SEC. In that connection, Lord Browne currently serves on the Audit Committee of Intel Corporation; Mr. Bryan currently serves on the Audit and Risk Management Committee of Bank One Corporation and the Audit Committee of BP p.l.c., and was previously a member of the Audit Committee of General Motors Corporation; Mr. George currently serves on the Audit Committee of Target Corporation; Mr. Johnson was previously a member of the Audit Committee of UnitedHealth Group Inc.; and Mr. Liddy is currently the Chair of the Audit Committee of 3M Company. The report of the Audit Committee is included below.

Compensation Committee

      Mr. Johnson is the Chairman, and Lord Browne, Messrs. Bryan, Dahlbäck, George and Liddy and Dr. Simmons are the other current members, of our Compensation Committee. Each member of our Compensation Committee is “independent” within the meaning of the rules of the NYSE and, as required by the Compensation Committee Charter, no member receives, directly or indirectly, any consulting, advisory or other compensatory fees that would be prohibited under the SEC’s audit committee independence standards. The primary purposes of our Compensation Committee are: (a) to determine and approve the compensation of our chief executive officer; (b) to make recommendations to the Board of Directors with respect to compensation, other than that of the chief executive officer, and our incentive compensation plans and equity-based plans; (c) to assist the Board of Directors in its oversight of the development, implementation and effectiveness of our policies and strategies relating to our human capital management function; and (d) to prepare a report on executive compensation required by the rules and regulations of the SEC. The Compensation Committee also administers The Goldman Sachs Amended and Restated Stock Incentive Plan (the “Stock Incentive Plan”) and The Goldman Sachs Restricted Partner Compensation Plan (the “Restricted Partner Compensation Plan”) and oversees the committees appointed by the Board of Directors to administer The Goldman Sachs Partner Compensation Plan (the “Partner Compensation Plan”) and The Goldman Sachs Defined Contribution Plan (the “Defined Contribution Plan”).

      During fiscal 2003, our Compensation Committee met five times. In addition, Mr. Johnson met with the chairs of our internal compensation policy committee five times. The report of the Compensation Committee is included below.

Corporate Governance and Nominating Committee

      Mr. Bryan is the Chairman, and Lord Browne, Messrs. Dahlbäck, George, Johnson and Liddy and Dr. Simmons are the other current members, of our Corporate Governance and Nominating Committee. Each member of our Corporate Governance and Nominating Committee is “independent” within the meaning of the rules of the NYSE and, as required by the Corporate Governance and Nominating Committee Charter, no member receives, directly or indirectly, any consulting, advisory or other compensatory fees that would be prohibited under the SEC’s audit committee independence standards. The primary purposes of the Corporate Governance and Nominating Committee are to recommend individuals to the Board of Directors for nomination, election or appointment as members of the Board of Directors and its committees, consistent with the criteria included in our Corporate Governance Guidelines, to oversee the evaluation of the performance of the Board of Directors and our chief executive officer, and to take a leadership role in shaping the corporate governance of Goldman Sachs, including developing, recommending to the Board of Directors and reviewing on an ongoing basis the corporate governance principles and practices that should apply to Goldman Sachs. In identifying and recommending nominees for positions on the Board of Directors, the Corporate Governance and Nominating Committee places primary emphasis on the criteria set forth under “Selection of Directors — Nominations and Appointments” in our Corporate Governance Guidelines, namely: (i) judgment, character, expertise, skills and knowledge useful to the oversight of our business; (ii) diversity of viewpoints, backgrounds, experiences and other demographics; (iii) business or other relevant experience; and (iv) the extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of other members of the Board of Directors will build a board that is effective, collegial and responsive to the needs of Goldman Sachs.

      The Corporate Governance and Nominating Committee does not set specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of Goldman Sachs and the composition of the Board of Directors. Members of the Corporate Governance and Nominating Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. Outside consultants have also been employed to help in identifying candidates. Once a candidate is identified whom the committee wants to seriously consider and move toward nomination, the Chairman of the Corporate Governance and Nominating Committee enters into a discussion with that nominee. The Corporate Governance and Nominating Committee will consider nominees recommended by shareholders. The policy adopted by the Corporate Governance and Nominating Committee provides that nominees recommended by shareholders are given appropriate consideration in the same manner as other nominees. Shareholders who wish to submit nominees for director for consideration by the Corporate Governance and Nominating Committee for election at our 2005 Annual Meeting of shareholders may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with the other information required by our By-laws, to John F. W. Rogers, the Secretary of our Board of Directors, at The Goldman Sachs Group, Inc., 85 Broad Street, 30th Floor, New York, New York 10004 between December 1, 2004 and December 31, 2004.

      During fiscal 2003, our Corporate Governance and Nominating Committee met six times. The report of the Corporate Governance and Nominating Committee is included below.

Non-Management Directors Meetings

      In addition to the meetings of the committees of the Board of Directors described above, in connection with the Board of Directors meetings, our Non-Management Directors met five times in executive session in fiscal 2003. Mr. Bryan, Chair of our Corporate Governance and Nominating Committee, presided at these executive sessions.

Employment Contracts and Change of Control Arrangements

      We have entered into employment agreements with, among others, our directors who are employees and our executive officers. Each of these employment agreements requires (unless waived by Goldman Sachs) that the employee devote his or her entire working time to the business and affairs of Goldman Sachs and its affiliates and subsidiaries; each agreement generally may be terminated at any time for any reason by either the employee or Goldman Sachs on 90 days’ prior notice.

      The restricted stock units (“RSUs”) and stock options (“Options”) granted to our executive officers as described under “Executive Compensation” provide that if a change in control occurs and within 18 months thereafter the grantee’s employment is terminated other than for “cause” (as defined in the applicable award agreement) or the grantee terminates employment for “good reason” (as defined in the applicable award agreement):

•	any unvested outstanding RSUs and Options will become vested;

•	all outstanding Options will become exercisable; and

•	the Common Stock underlying any outstanding RSUs will be delivered.

      “Change in control” means the consummation of a business combination involving Goldman Sachs, unless immediately following the business combination, either:

•	at least 50% of the total voting power of the surviving entity or its parent entity, if applicable, is represented by securities of Goldman Sachs that were outstanding immediately prior to the transaction (or by shares into which the securities of Goldman Sachs are converted in the transaction); or

•	at least 50% of the members of the board of directors of the surviving entity, or its parent entity, if applicable, following the transaction were, at the time of the Board of Directors’ approval of the execution of the initial agreement providing for the transaction, directors of Goldman Sachs on the date of grant of the RSUs and Options (including directors whose election or nomination was approved by two-thirds of the incumbent directors).

Director Compensation

      For fiscal 2003, Non-Management Director compensation consisted of the following annual retainer and committee and meeting fees:

Annual Retainer	$35,000
Committee Chair (in addition to Committee Member fee)	$10,000
Committee Member	$15,000
Attendance at Board or Committee Meeting	$1,000

      For fiscal 2003, Non-Management Directors also received, at their election, an annual grant consisting of one of the following: 2,000 RSUs; 1,000 RSUs and 3,000 Options; or 6,000 Options.

      Messrs. Dahlbäck, George and Liddy received pro rated amounts of the retainer, fees and grants described above, based on the starting dates of their directorships. Each of Messrs. Dahlbäck, George and Liddy also received 3,000 RSUs as an initial grant upon the commencement of their directorships.

      The foregoing annual retainer and committee fees for fiscal 2003 were paid to each of the Non-Management Directors in fully-vested RSUs based upon the average closing price of the Common Stock on the NYSE over the ten trading-day period up to and including the last day of fiscal 2003 ($94.44). The meeting fees for fiscal 2003 were paid in cash.

      The Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, amended the Non-Management Director compensation program, effective for fiscal 2004. Instead of the retainer and fees described above, Non-Management Directors will receive an annual retainer of $75,000 and, for those Non-Management Directors serving as Chair of a committee of our Board of Directors, an annual fee of $25,000, in each case payable in arrears, in cash or RSUs at the election of the Non-Management Director, which election is made at the beginning of the fiscal year. Non-Management Directors will also receive, at their election, an annual grant, payable at the beginning of the fiscal year, consisting of one of the following: 3,000 RSUs; 1,500 RSUs and 4,500 Options; or 9,000 Options. The Non-Management Directors no longer receive fees for attendance at Board or committee meetings, or for committee membership, and new Non-Management Directors will no longer receive initial equity-based grants upon becoming a director. In addition, in January 2004, the Board of Directors adopted, upon the recommendation of the Corporate Governance and Nominating Committee, a policy on stock ownership retention by Goldman Sachs’ non-employee directors. In general, this policy requires non-employee directors to beneficially own at least 5,000 shares of Common Stock or fully-vested RSUs within two years of becoming a director.

      With respect to the fiscal 2004 annual grant, which was made as of December 17, 2003, each of Lord Browne, Mr. Liddy and Dr. Simmons received all RSUs, each of Messrs. Bryan, Dahlbäck and George received 1,500 RSUs and 4,500 Options, and Mr. Johnson received all Options. In addition, each of the Non-Management Directors elected to receive all RSUs in respect of the annual retainer and, if applicable, the annual committee Chair fees for fiscal 2004. RSUs granted to Non-Management Directors provide for delivery of the underlying shares of Common Stock on the last business day in May in the year following the year of the Non-Management Director’s retirement from the Board of Directors. The Options that were granted as part of the fiscal 2004 annual grant have the same exercise price as the Options granted to our employees generally for fiscal 2003 ($96.08), expire on the same date as the Options granted to our employees generally for fiscal 2003 (November 29, 2013) and become exercisable on the earlier of the date the Non-Management Director ceases to be a director and the date the Options granted to our employees generally for fiscal 2003 become exercisable (January 2007).

      Non-Management Directors receive no compensation from Goldman Sachs other than directors’ fees.

      Directors who are also employees of Goldman Sachs or an affiliate receive no compensation for serving as directors of Goldman Sachs.

Executive Compensation

      The following table sets forth for fiscal 2003, fiscal 2002 and fiscal 2001 the compensation for Goldman Sachs’ chief executive officer and for each of the four most highly compensated executive officers of Goldman Sachs during fiscal 2003, other than the chief executive officer, serving as executive officers at the end of fiscal 2003. These five persons are referred to collectively as the “Named Executive Officers”.

SUMMARY COMPENSATION TABLE

				Long-Term
		Annual Cash Compensation		Compensation Awards

				Restricted	Securities
				Stock Unit	Underlying	All Other
Named Executive Officer	Year	Salary	Bonus	Awards(a)	Options(b)	Compensation(c)

Henry M. Paulson, Jr.	2003	$600,000	$0	$20,754,337	0	$46,242
Chairman of the Board	2002	$600,000	$6,253,500	$2,603,735	99,039	$54,649
and Chief Executive Officer	2001	$600,000	$11,550,500	$0	221,078	$53,999
Lloyd C. Blankfein	2003	$600,000	$10,244,500	$9,291,128	0	$63,997
President and	2002	$600,000	$8,253,500	$3,619,344	137,670	$84,686
Chief Operating Officer	2001	$600,000	$9,503,000	$0	180,676	$82,985
Robert S. Kaplan	2003	$600,000	$6,494,500	$5,475,984	0	$37,275
Vice Chairman of Goldman	2002	$600,000	$4,003,500	$1,461,224	55,581	$39,479
Sachs	2001	$600,000	$5,408,000	$0	99,872	$39,645
John A. Thain	2003	$600,000	$10,244,500	$9,291,128	0	$63,997
Former President and	2002	$600,000	$5,753,500	$2,349,853	89,382	$84,686
Chief Operating Officer	2001	$600,000	$9,944,000	$0	189,378	$82,985
Robert K. Steel	2003	$600,000	$6,494,500	$5,475,984	0	$63,997
Former Vice Chairman of	2002	$600,000	$4,753,500	$1,842,088	70,068	$84,686
Goldman Sachs	2001	$600,000	$7,298,000	$0	137,166	$82,985

(a)	The values of the RSUs shown in the table (which were granted for fiscal 2003 and fiscal 2002) were determined, respectively, by multiplying the number of RSUs awarded to each Named Executive Officer by the closing price-per-share of Common Stock on the NYSE on November 28, 2003 ($96.08), our 2003 fiscal year end, for RSUs granted on December 17, 2003, and on November 29, 2002 ($78.87), our 2002 fiscal year end, for RSUs granted on December 13, 2002. The number of RSUs awarded to each Named Executive Officer for fiscal 2003 was determined by dividing the dollar amount to be granted as an equity-based award by $94.44 (the average closing price-per-share of the Common Stock on the NYSE for the ten trading-day period up to and including the last day of the fiscal year). One-quarter of the RSUs granted for fiscal 2003 were vested on the grant date, with the remainder generally vesting on November 24, 2006, and one-quarter of the RSUs granted for fiscal 2002 were vested on the grant date, with the remainder generally vesting on November 25, 2005. No RSUs were granted for fiscal 2001. RSUs granted for fiscal 2003 and fiscal 2002 generally provide for delivery of the underlying shares of Common Stock in January 2007 and January 2006, respectively.

In general, non-vested RSUs are forfeited on termination of employment, except in limited cases such as “retirement”, and RSUs, whether or not vested, may be forfeited in certain circumstances, such as if the holder’s employment is terminated for “cause”. Each Named Executive Officer currently meets the requirements under the RSUs for “retirement”. Each RSU includes a “dividend equivalent right”, pursuant to which the holder of the RSU is entitled to receive an amount equal to any ordinary cash dividends paid to the holder of a share of Common Stock approximately when such dividends are paid to shareholders.

The aggregate value of all Common Stock underlying all RSUs awarded to and held by each of the Named Executive Officers at the end of fiscal 2003 (including the RSUs granted for fiscal 2003), as determined based on the closing price-per-share of the Common Stock on the NYSE on November 28, 2003 ($96.08), and the number of RSUs awarded to each of the Named Executive Officers in the aggregate since our initial public offering and for each of fiscal 2003 and fiscal 2002, respectively, was: Mr. Paulson — $39,380,694, 409,874, 216,011 and 33,013; Mr. Blankfein — $24,313,620, 253,056, 96,702 and 45,890; Mr. Kaplan — $16,669,304, 173,494, 56,994 and 18,527; Mr. Thain — $25,332,933, 263,665, 96,702 and 29,794; and Mr. Steel — $18,642,498, 194,031, 56,994 and 23,356.

(b)	For fiscal 2002, each Named Executive Officer received a grant of Options on December 13, 2002 with an exercise price, or “strike” price, of $78.87, the closing price-per-share of Common Stock on the NYSE on November 29, 2002, our 2002 fiscal year end. One-quarter of these Options were vested on the grant date, with the remaining 75% generally vesting on November 25, 2005. These Options generally become exercisable in January 2006 and expire on November 30, 2012.

For fiscal 2001, each Named Executive Officer received a grant of Options on December 7, 2001 with an exercise price of $91.61, the closing price-per-share of Common Stock on the NYSE on that date. One-quarter of these Options were vested on the grant date, with the remaining 75% generally vesting on November 26, 2004. These Options become exercisable in January 2005 and expire on November 25, 2011.

(c)	Fiscal 2003 includes Money Purchase Pension Plan contribution, Term Life Insurance premium, Goldman Sachs Employees’ Profit Sharing Retirement Income Plan contribution and executive medical and dental plan premium payments of: Mr. Paulson — $23,000, $176, $5,000 and $18,066; Mr. Blankfein — $23,000, $176, $5,000 and $35,821; Mr. Kaplan — $23,000, $176, $5,000 and $9,099; Mr. Thain — $23,000, $176, $5,000 and $35,821; and Mr. Steel — $23,000, $176, $5,000 and $35,821.

Fiscal 2002 includes Money Purchase Pension Plan contribution, Term Life Insurance premium, Goldman Sachs Employees’ Profit Sharing Retirement Income Plan contribution and executive medical and dental plan premium payments of: Mr. Paulson — $19,000, $185, $5,000 and $30,464; Mr. Blankfein — $19,000, $185, $5,000 and $60,501; Mr. Kaplan — $19,000, $185, $5,000 and $15,294; Mr. Thain — $19,000, $185, $5,000 and $60,501; and Mr. Steel — $19,000, $185, $5,000 and $60,501.

Fiscal 2001 includes Money Purchase Pension Plan contribution, Term Life Insurance premium, Goldman Sachs Employees’ Profit Sharing Retirement Income Plan contribution and executive medical and dental plan premium payments of: Mr. Paulson — $19,500, $185, $5,000 and $29,314; Mr. Blankfein — $19,500, $185, $5,000 and $58,300; Mr. Kaplan — $19,500, $185, $5,000 and $14,960; Mr. Thain — $19,500, $185, $5,000 and $58,300; and Mr. Steel — $19,500, $185, $5,000 and $58,300.

      In addition to the amounts disclosed in the table, each of Messrs. Paulson, Blankfein, Kaplan, Thain and Steel has accrued benefits under The Goldman Sachs Employees’ Pension Plan entitling him to receive annual benefits upon retirement at age 65 of $10,533, $3,401, $3,526, $7,074 and $9,966, respectively. These benefits accrued prior to November 1992. None of the Named Executive Officers has accrued additional benefits under the pension plan since November 1992 nor do they currently accrue any additional benefits.

Fiscal Year-End Option Holdings

      None of the Named Executive Officers was granted Options for fiscal 2003. The following table provides information about unexercised Options held by each Named Executive Officer as of November 28, 2003. Options were granted on November 29, 2000, December 7, 2001 and December 13, 2002. None of the Named Executive Officers had exercised any Options as of November 28, 2003, the last day of fiscal 2003.

FISCAL YEAR-END OPTION VALUES

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-The-Money Options
	Options at Fiscal Year-End		at Fiscal Year-End(a)

Named Executive Officer	Exercisable	Unexercisable(b)	Exercisable	Unexercisable

Henry M. Paulson, Jr.	-0-	460,082	-0-	$4,540,918
Lloyd C. Blankfein	-0-	409,027	-0-	$4,374,366
Robert S. Kaplan	-0-	242,597	-0-	$2,553,714
John A. Thain	-0-	398,715	-0-	$3,968,790
Robert K. Steel	-0-	307,566	-0-	$3,143,886

(a)	“Value of Unexercised In-The-Money Options” is the aggregate, calculated on a grant-by-grant basis, of the product of the number of unexercised Options at the end of fiscal 2003 multiplied by the difference between the exercise price for the grant and the closing price of a share of Common Stock on the last day of the 2003 fiscal year ($96.08). The actual value, if any, that will be realized upon the exercise of an Option will depend upon the difference between the exercise price of the Option and the market price of the Common Stock on the date that the Option is exercised.

(b)	The portion of these Options granted for fiscal 2000 that became exercisable in January 2004 at an exercise price of $82.875 was as follows for each Named Executive Officer: Mr. Paulson — 139,965; Mr. Blankfein — 90,681; Mr. Kaplan — 87,144; Mr. Thain — 119,955; and Mr. Steel — 100,332. In addition, the remaining 278,760 Options held by Mr. Thain became exercisable in January 2004 in connection with his retirement.

Stock Price Performance

      The following graph compares the performance of an investment in Common Stock from May 3, 1999, the date of our initial public offering,* through November 28, 2003, with the S&P 500 Index and with the S&P Financial Index. The graph assumes $100 was invested on May 3, 1999 in each of the Common Stock, the S&P 500 Index and the S&P Financial Index and the reinvestment of dividends on the date of payment without payment of any commissions. Dollar amounts in the graph are rounded to the nearest whole dollar. The performance shown in the graph represents past performance and should not be considered an indication of future performance.

      The table below shows the cumulative total returns in dollars of the Common Stock, the S&P 500 Index and the S&P Financial Index for Goldman Sachs’ last five fiscal year ends, assuming $100 was invested on May 3, 1999* in each of the Common Stock, the S&P 500 Index and the S&P Financial Index and the reinvestment of dividends on the date of payment without payment of any commissions. The performance shown in the table represents past performance and should not be considered an indication of future performance.

	Cumulative Total Return (in dollars)

	5/3/99	11/26/99	11/24/00	11/30/01	11/29/02	11/28/03

The Goldman Sachs Group, Inc.	100.00	146.18	155.14	170.31	151.40	186.41
S&P 500 Index	100.00	104.58	99.05	84.12	69.12	78.12
S&P Financial Index	100.00	91.68	96.40	95.89	86.56	99.91

*	The graph and cumulative total return table are based on an initial stock price of $53 per share, the price at which the Common Stock was offered in our initial public offering; the last sale price on the NYSE on the first day of trading was $70.375.

Report of the Compensation Committee on Executive Compensation

      The Compensation Committee is comprised of all seven of our Non-Management Directors and operates pursuant to a written Charter that was amended and restated in January 2004, which amended and restated Charter is available on our website at http://www.gs.com/investor_relations. During fiscal 2003, the Compensation Committee held five meetings and the Chair of the Compensation Committee also met with the chairs of our internal Compensation Policy Committee five times. The Board of Directors has determined, upon the recommendation of the Corporate Governance and Nominating Committee, that each member of the Compensation Committee is “independent” within the meaning of the rules of the NYSE. In addition, as required by the Charter, no member of the Compensation Committee receives, directly or indirectly, any consulting, advisory or other compensatory fees that would be prohibited under the SEC’s audit committee independence standards. The Compensation Committee’s primary purposes are to determine and approve the compensation of our chief executive officer; to make recommendations to the Board of Directors with respect to non-chief executive officer compensation, our incentive compensation plans and equity-based plans; to assist the Board of Directors in its oversight of the development, implementation and effectiveness of our policies and strategies relating to our human capital management function; and to prepare this Report. As part of this responsibility, the Compensation Committee administers the Stock Incentive Plan and the Restricted Partner Compensation Plan and oversees the committees appointed by the Board of Directors to administer the Partner Compensation Plan and the Defined Contribution Plan. The Board of Directors appointed a committee consisting for fiscal 2003 of Messrs. Paulson, Blankfein (who replaced Mr. Thornton effective April 1, 2003) and Thain (with Mr. Paulson as Chair) as the administrative committee of the Partner Compensation Plan and the Defined Contribution Plan, and the Compensation Committee also delegated to a committee consisting of these same three individuals certain administrative responsibilities under the Stock Incentive Plan with respect to non-executive officers.

      The Compensation Committee engaged three independent compensation consulting firms to assist it with benchmarking and compensation analyses, as well as to provide consulting on executive and non-executive compensation practices and determinations, including information on year-end equity-based award design. The Compensation Committee specifically asked two of these firms to assess Goldman Sachs’ compensation practices against industry best practices. On conclusion of this assessment, the firms informed the Chairman of the Compensation Committee that Goldman Sachs’ executive pay practices “are consistent with competitive best practices and generally accepted compensation standards” and provide “a powerful management tool that drives outstanding individual and institutional performance.”

      The discussion below constitutes the report of the Compensation Committee.

Compensation Policies

      To perpetuate the sense of partnership and teamwork that exists among Goldman Sachs’ senior professionals, to reinforce the alignment of employee and shareholder interests, to help Goldman Sachs attract and retain key executives whose efforts and judgments are vital to the continued success of the firm, and to assure that compensation paid to our covered employees is considered qualified “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, the Restricted Partner Compensation Plan was adopted by the Board of Directors and approved by our shareholders. The Restricted Partner Compensation Plan is the primary program through which Mr. Paulson, each of the other Named Executive Officers, each of our other executive officers and each member of the Firm’s Management Committee (28 individuals in the aggregate for fiscal 2003) is compensated. The participants in the Restricted Partner Compensation Plan also participate in Goldman Sachs’ broad-based equity program, pursuant to which they receive a significant portion of their compensation determined under the Restricted Partner Compensation Plan in the form of equity-

based awards. These equity-based awards are designed to align Restricted Partner Compensation Plan participants with the interests of Goldman Sachs’ other shareholders.

     The Restricted Partner Compensation Plan

      General. Participants in the Restricted Partner Compensation Plan receive compensation in the form of a base salary, which is paid in cash and is determined at the beginning of a fiscal year by the Compensation Committee, and a bonus, which is determined in accordance with the terms of the Restricted Partner Compensation Plan and is paid in the form of cash and/or an equity-based award. The Restricted Partner Compensation Plan was approved by our shareholders at our Annual Meeting on April 1, 2003 and was applicable to fiscal 2003.

      Each fiscal year the Compensation Committee selects individuals to participate in the Restricted Partner Compensation Plan from among the firm’s executive officers and Management Committee members. No individual who participates in the Restricted Partner Compensation Plan can at the same time participate in the firm’s Partner Compensation Plan (which is the program through which all of our other senior executives are compensated).

      Each participant in the Restricted Partner Compensation Plan may be paid a formula bonus, which is determined based on Goldman Sachs’ “Pre-Tax Pre-PCP Earnings” (as defined in the Restricted Partner Compensation Plan) for the fiscal year (the “Formula Bonus”). The Compensation Committee, in its discretion, can reduce any participant’s bonus to an amount below the Formula Bonus. In light of the factors discussed more fully below, for fiscal 2003 the Compensation Committee decided to reduce each Restricted Partner Compensation Plan participant’s bonus to an amount below the Formula Bonus.

      Bonuses under the Restricted Partner Compensation Plan are payable, as determined by the Compensation Committee, in cash and/or an equity-based award of equivalent value granted under the Stock Incentive Plan. As provided in the Restricted Partner Compensation Plan, in determining the number of RSUs, restricted shares of Common Stock or unrestricted shares of Common Stock that is equivalent to a dollar amount, that dollar amount is divided by the average of the closing prices of Common Stock over the last ten trading days in the applicable fiscal year.

      The following portions of this report provide more detail regarding the manner in which the compensation payable to participants in the Restricted Partner Compensation Plan for fiscal 2003 was determined.

      Base Salary. At the time individuals were selected to participate in the Restricted Partner Compensation Plan for fiscal 2003, the Compensation Committee determined to pay each participant a base salary for fiscal 2003 at the annual rate of $600,000 (the same base salary as was paid to participants in the Partner Compensation Plan for fiscal 2003 and has been paid to participants in the Partner Compensation Plan, including the 2003 Restricted Partner Compensation Plan participants, since our initial public offering in 1999).

      Bonus. In determining each participant’s actual bonus under the Restricted Partner Compensation Plan, the Compensation Committee’s overriding goal was to assure that participants’ total compensation both was linked to Goldman Sachs’ results of operations as a whole and did not, individually or as a group, exceed the bonus that they would have received had they continued to participate in the Partner Compensation Plan. In this way, the Compensation Committee sought to assure a continued spirit of collaboration among Goldman Sachs’ senior executives. Ultimately, the Compensation Committee determined that, in light of the firm’s return on average tangible shareholders’ equity of 19.9%, pre-tax earnings of $4.45 billion and net earnings of $3.01 billion, the aggregate amount to be allocated as bonus compensation under both the Restricted Partner Compensation Plan and the Partner Compensation Plan should result in a ratio of total compensation and benefits for all Goldman Sachs employees (including Restricted Partner Compensation Plan and Partner Compensation Plan participants) to net revenues for the firm equal to 46.2%. The Compensation Committee concluded that this ratio of total compensation and benefits to net revenues was appropriate for the firm in light of information provided by the independent compensation consultants engaged by the Compensation Committee, the Compensation Committee’s understanding of general industry practice derived from prior years’ experience, and Goldman Sachs’ financial performance in fiscal 2003.

      In determining the actual bonuses payable to each participant in the Restricted Partner Compensation Plan, in addition to firmwide performance, the Compensation Committee focused on each individual’s contribution to the firm (including as reflected in the individual’s performance evaluations, which are described more fully below) as well as business unit and divisional performance. The Compensation Committee also considered compensation recommendations of the individuals to whom participants report. The Compensation Committee paid careful attention to competitive compensation practices (in light of certain objective performance criteria, including return on shareholders’ equity and diluted earnings-per-share), as more fully described below.

      Performance Considerations. The individual, business unit and divisional performance considerations for determining total compensation are derived through a number of internal objective and discretionary processes, including Goldman Sachs’ performance evaluation program. This program is a “360 degree” feedback process that reflects input regarding each individual on an array of categories from a number of professionals in the organization, including peers, employees senior to the individual and employees junior to the individual. The performance review feedback is combined with a subjective determination of individual performance, business unit and divisional performance and individual contributions to hiring, mentoring, training and diversity, to determine a proposed amount of total compensation.

      Competitive Compensation Considerations. The proposed amount of total compensation determined as described above then is considered in light of competitive compensation levels. In this regard, for participants in the Restricted Partner Compensation Plan, the Compensation Committee used as a benchmark an independently prepared survey regarding compensation levels in 2002 for certain of the most highly compensated employees at The Bear Stearns Companies Inc., Citigroup Inc., Credit Suisse First Boston LLC, J.P. Morgan Chase & Co., Lehman Brothers Holdings Inc., Merrill Lynch & Co., Inc. and Morgan Stanley.* With respect to the Named Executive Officers, the Compensation Committee paid particular attention to an internally prepared analysis based on publicly available data regarding the compensation paid in 2002 at The Bear Stearns Companies Inc., Citigroup Inc., J.P. Morgan Chase & Co., Lehman Brothers Holdings Inc., Merrill Lynch & Co., Inc. and Morgan Stanley.

      Equity-Based Awards. Because the Compensation Committee believes that equity-based compensation for Restricted Partner Compensation Plan participants (including each of the Named Executive Officers) generally should be comparable to that of Goldman Sachs’ other senior executives and its other employees relative to their total compensation levels, the portion of each Restricted Partner Compensation Plan participant’s compensation that was paid in cash versus the portion granted as an equity-based award was determined pursuant to the same compensation-based formula that was applicable to Goldman Sachs’ other employees (except for Mr. Paulson, who, as described below, received all of his bonus in the form of an equity-based award). The formula is progressive, so that as an employee’s total compensation increases, a greater percentage of the employee’s total compensation is comprised of an equity-based award.

*	Of these competitor companies, only Credit Suisse First Boston LLC is not included in the S&P Financial Index.

      Each of the Named Executive Officers received a portion of his bonus determined under the Restricted Partner Compensation Plan in cash (other than Mr. Paulson, as discussed below) and a portion in the form of an equity-based award under the Stock Incentive Plan as follows:

	% of Bonus	% of Bonus Paid in the Form
Named Executive Officer	Paid in Cash	of Equity-Based Award

Henry M. Paulson, Jr.	0.0	100.0
John A. Thain	52.9	47.1
Lloyd C. Blankfein	52.9	47.1
Robert S. Kaplan	54.8	45.2
Robert K. Steel	54.8	45.2

      Each participant in the Restricted Partner Compensation Plan received his or her equity-based award in the form of RSUs. As described above, the number of RSUs was determined by dividing the dollar amount to be granted as an equity-based award by $94.44 (the average closing price-per-share of the Common Stock on the NYSE for the ten trading-day period up to and including the last day of the fiscal year).*

      The Compensation Committee determined that it was appropriate to grant equity-based awards in the form of RSUs in light of a number of factors, including input from the Compensation Committee’s independent compensation consultants, employee preferences, competitive compensation practices, maximization of shareholder value and alignment of the long-term interests of shareholders and Goldman Sachs’ senior executives. Each individual who receives an RSU becomes, economically, a long-term shareholder of Goldman Sachs, with the same interests as Goldman Sachs’ other shareholders. This economic interest results because the amount a recipient ultimately realizes from an RSU depends on the value of Common Stock when actual shares are delivered in January 2007. The Compensation Committee also believes that these RSU awards should provide a strong incentive for Restricted Partner Compensation Plan participants to continue to analyze management issues in terms of the effect those issues will have on Goldman Sachs as a whole as opposed to the effect they might have on any particular Goldman Sachs business unit.

Compensation of the Chief Executive Officer

      Mr. Paulson’s compensation was determined in the manner described above that was applicable to all other participants in the Restricted Partner Compensation Plan, except that in considering Mr. Paulson’s compensation, the Compensation Committee also considered an independently prepared analysis of chief executive officer 2002 compensation at certain of Fortune Magazine’s list of America’s 50 largest corporations.** Mr. Paulson’s base salary for

*	An RSU constitutes an unfunded, unsecured promise to deliver a share of common stock on a predetermined date. In general, 25% of the RSUs were “vested” when they were granted and the remaining 75% of the RSUs will become “vested” at the end of the 2006 fiscal year. The RSUs provide for accelerated vesting on a recipient’s “retirement,” and each Named Executive Officer currently meets the requirements for “retirement.” In general, shares underlying all RSUs granted for fiscal 2003 will be delivered in January 2007.

**	The corporations included in this analysis were: Wal-Mart Stores, Inc., General Motors Corporation, Exxon Mobil Corporation, Ford Motor Company, General Electric Company, Citigroup Inc., ChevronTexaco Corporation, International Business Machines Corporation, American International Group, Inc., Verizon Communications Inc., Altria Group, Inc., ConocoPhillips, The Home Depot, Inc., Hewlett-Packard Company, The Boeing Company, Federal National Mortgage Association, Merck & Co., Inc., The Kroger Co., Cardinal Health, Inc., McKesson Corporation, AT&T Corp., Bank of America Corporation, AmerisourceBergen Corporation, Target Corporation, J.P. Morgan Chase & Co., SBC Communications Inc.,

fiscal 2003 was set at $600,000 per annum, the same base salary provided to each other Restricted Partner Compensation Plan participant and each Partner Compensation Plan participant. In determining the ultimate amount of the bonus to be paid to Mr. Paulson under the Restricted Partner Compensation Plan, the Compensation Committee considered the evaluation of Mr. Paulson’s performance by the Corporate Governance and Nominating Committee (each member of which also is a member of the Compensation Committee), as well as the firm’s strong performance for fiscal 2003 (particularly in light of the operating environment), Mr. Paulson’s individual contribution to that performance and competitive compensation practices.

      Fiscal 2003 presented a challenging business environment and, in the Compensation Committee’s view, Mr. Paulson and his management team successfully met the challenge. In fiscal 2003, under Mr. Paulson’s leadership, Goldman Sachs solidified its leadership positions and increased year-over-year performance in Trading and Principal Investments and Asset Management and Securities Services, as well as continuing its leadership in global mergers and acquisitions and equity underwritings. Goldman Sachs’ net earnings were $3.01 billion (42% above 2002) and its diluted earnings per share were $5.87 (46% above 2002). Moreover, Goldman Sachs’ return on average tangible shareholders’ equity was 19.9% (an increase of 4.6 percentage points over 2002).

      The Compensation Committee concluded that Mr. Paulson performed in an exemplary manner in 2003 by continuing to provide leadership and vision, developing and articulating the strategic direction of Goldman Sachs, and fostering an environment in which his senior management team was able to support and execute the strategy he articulated. Mr. Paulson’s compensation for fiscal 2003 is a reflection of his, and Goldman Sachs’, performance in fiscal 2003.

      Mr. Paulson has been outspoken in his belief that executives’ compensation in general, and chief executive officers’ compensation in particular, should be aligned closely with shareholder interests by making equity a very material portion of such compensation and requiring a substantial portion of that equity be held for significant periods of time. The Compensation Committee agrees with this position. Moreover, although 2003 was a strong year for Goldman Sachs and the Compensation Committee believes Mr. Paulson should be compensated for his contribution to that performance, in light of remaining uncertainties in the operating environment ahead, it is particularly important at this time that Mr. Paulson remain focused on (and that his 2003 compensation continue to be dependent on) Goldman Sachs’ long-term performance. For 2003 Mr. Paulson’s entire bonus (97% of his total compensation for 2003) was granted in the form of RSUs that will not deliver any shares of Common Stock until January 2007.

Berkshire Hathaway Inc., AOL Time Warner Inc. (changed to Time Warner Inc. effective October 16, 2003), Sears, Roebuck and Co., The Procter & Gamble Company, Federal Home Loan Mortgage Corporation, Costco Wholesale Corporation, Johnson & Johnson, Albertson’s, Inc., Dell Computer Corporation (changed to Dell Inc. effective July 18, 2003), Pfizer Inc., MetLife, Inc., Kmart Corporation, Morgan Stanley, Safeway Inc., J.C. Penney Company, Inc., United Parcel Service, Inc., The Allstate Corporation, Walgreen Co., Wells Fargo & Company, Microsoft Corporation, Merrill Lynch & Co., Inc., United Technologies Corporation and ConAgra Foods, Inc. Of these corporations, the following are included in the S&P Financial Index: Citigroup Inc., American International Group, Inc., Federal National Mortgage Association, Bank of America Corporation, J.P. Morgan Chase & Co., Federal Home Loan Mortgage Corporation, MetLife, Inc., Morgan Stanley, The Allstate Corporation, Wells Fargo & Company and Merrill Lynch & Co., Inc.

Deductibility of Compensation

      Section 162(m) of the U.S. Internal Revenue Code places a limit on the tax deduction for compensation in excess of $1 million paid to certain “covered employees” of a publicly held corporation (generally the corporation’s chief executive officer and its next four most highly compensated executive officers in the year that the compensation is paid). Compensation that is considered qualified “performance-based compensation” generally does not count toward Section 162(m)’s $1 million deduction limit. Section 162(m) first became applicable to Goldman Sachs in April 2003, at which time Goldman Sachs adopted, and our shareholders approved, the Restricted Partner Compensation Plan. As noted above, the Restricted Partner Compensation Plan is designed to assure that all bonus compensation (including equity-based awards) paid to our covered employees is considered qualified performance-based compensation within the meaning of Section 162(m).

Conclusion

      The compensation program implemented by the Compensation Committee (the Restricted Partner Compensation Plan, in conjunction with Goldman Sachs’ equity-based award program) was designed to permit the Compensation Committee to provide Goldman Sachs’ executive officers and Management Committee members with total compensation that is linked to Goldman Sachs’ performance and reinforces the alignment of employee and shareholder interests. At the same time it is intended to provide the Compensation Committee with sufficient flexibility to assure that such compensation is appropriate to attract and retain these employees who, together with participants in the Partner Compensation Plan, are vital to the continued success of Goldman Sachs and to drive outstanding individual and institutional performance. We believe the program met these objectives again in fiscal 2003.

      During fiscal 2003, the Compensation Committee performed all of its duties and responsibilities under the then applicable Compensation Committee Charter.

Compensation Committee:

James A. Johnson, Chairman
Lord Browne of Madingley
John H. Bryan
Claes Dahlbäck
William W. George
Edward M. Liddy
Dr. Ruth J. Simmons

Report of the Audit Committee

      The Audit Committee is comprised of five Non-Management Directors and operates pursuant to a written Charter that was amended and restated in January 2004, which amended and restated Charter is attached as Annex B to this Proxy Statement and is also available on our website at http://www.gs.com/investor_relations. During fiscal 2003, the Audit Committee held nine meetings, including six executive sessions, five private sessions with management and five private sessions with each of the independent auditors and the Director of Internal Audit. The Chairman of the Audit Committee also had five meetings with the Director of Internal Audit. The Audit Committee’s purpose is to assist the Board of Directors in its oversight of (i) the integrity of Goldman Sachs’ financial statements, (ii) Goldman Sachs’ compliance with legal and regulatory requirements, (iii) Goldman Sachs’ independent auditors’ qualifications and independence, (iv) the performance of Goldman Sachs’ internal audit function and independent auditors and (v) Goldman Sachs’ management of market, credit, liquidity and other financial and operational risks; to decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and to prepare this Report. The Board of Directors has determined, upon the recommendation of the Corporate Governance and Nominating Committee, that each member of the Audit Committee is “independent” within the meaning of the rules of both the NYSE and the SEC. The Board of Directors has also determined that each member is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and is an “audit committee financial expert” within the meaning of the rules of the SEC.

      Management is responsible for the preparation, presentation and integrity of Goldman Sachs’ financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

      In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors’ independence. All non-audit services performed by the independent auditors must be specifically pre-approved by the Audit Committee or a member thereof.

      During fiscal 2003, the Audit Committee performed all of its duties and responsibilities under the then applicable Audit Committee Charter. In addition, based on the reports and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements of Goldman Sachs for fiscal 2003 be included in its Annual Report on Form 10-K for such fiscal year.

Audit Committee:

Lord Browne of Madingley, Chairman
John H. Bryan
William W. George
James A. Johnson
Edward M. Liddy

Report of the Corporate Governance and Nominating Committee

      The Corporate Governance and Nominating Committee is comprised of all seven of Goldman Sachs’ Non-Management Directors and operates pursuant to a written Charter that was amended and restated in January 2004, which amended and restated Charter is available on the Goldman Sachs website at http://www.gs.com/investor_relations. During fiscal 2003, the Corporate Governance and Nominating Committee held six meetings. The Corporate Governance and Nominating Committee’s primary purposes are to recommend individuals to the Board of Directors for nomination, election or appointment as members of the Board of Directors and its committees, consistent with the criteria included in Goldman Sachs’ Corporate Governance Guidelines; to oversee the evaluation of the performance of the Board of Directors and Goldman Sachs’ chief executive officer; and to take a leadership role in shaping the corporate governance of Goldman Sachs, including developing, recommending to the Board of Directors and reviewing on an ongoing basis the corporate governance principles and practices that should apply to Goldman Sachs.

      In February 2003, the Corporate Governance and Nominating Committee developed and recommended to the Board of Directors for adoption Goldman Sachs’ Corporate Governance Guidelines, its Code of Business Conduct and Ethics and its Policy on Reporting of Concerns Regarding Accounting and Other Matters, all of which were adopted by the Board of Directors and are available on the Goldman Sachs website at http://www.gs.com/investor_relations. Later in fiscal 2003, the Corporate Governance and Nominating Committee developed and recommended to the Board of Directors for adoption the Policy Regarding Escalation to, and Retention by, the Audit Committee of Accounting Complaints and the Non-Management Directors of Other Concerns, which supplemented Goldman Sachs’ Policy on Reporting of Concerns Regarding Accounting and Other Matters and was adopted by the Board of Directors. In January 2004, the Corporate Governance and Nominating Committee developed and recommended to the Board of Directors for adoption Goldman Sachs’ Policy Regarding Director Independence Determinations, which was adopted by the Board of Directors and is attached as Annex A to this Proxy Statement and also is available on the Goldman Sachs website at http://www.gs.com/investor_relations. In addition, in January 2004, the Corporate Governance and Nominating Committee reviewed Goldman Sachs’ Code of Business Conduct and Ethics, Goldman Sachs’ Corporate Governance Guidelines and each committee’s Charter, and recommended to the Board of Directors revisions to certain of these documents that it deemed necessary and desirable, which the Board of Directors then adopted. Each of these actions was taken to strengthen Goldman Sachs’ corporate governance practices and protect the interests of Goldman Sachs’ shareholders. The Corporate Governance and Nominating Committee recommended to the Board of Directors, and the Board of Directors determined, in January 2004 that each Non-Management Director is “independent” within the meaning of the rules of the NYSE and, in the case of Audit Committee members, the rules of the SEC as well. The Corporate Governance and Nominating Committee also recommended to the Board of Directors, and the Board of Directors determined, that Lois D. Juliber is “independent” within the meaning of the rules of the NYSE. In addition, as required by the Charters of the Compensation Committee and the Corporate Governance and Nominating Committee, the Corporate Governance and Nominating Committee determined that neither the members of these two committees nor Ms. Juliber receives, directly or indirectly, any consulting, advisory or other compensatory fees that would be prohibited under the SEC’s audit committee independence standards.

      On an ongoing basis during fiscal 2003, the Corporate Governance and Nominating Committee evaluated potential candidates for positions on the Board of Directors and its committees, in each case in accordance with the criteria set forth under “Selection of Directors — Nominations and Appointments” in our Corporate Governance Guidelines. In certain cases, third-party search firms have also been employed to help in identifying candidates. The Corporate Governance and Nominating Committee evaluated and recommended Messrs.

Dahlbäck, George and Liddy to fill vacancies on the Board of Directors and its committees that arose during fiscal 2003, and also approved and recommended to the Board of Directors all five director nominees currently standing for election or re-election at the Annual Meeting.

      The Corporate Governance and Nominating Committee also conducted a review of Non-Management Director compensation during fiscal 2003. As a result of that review, the Committee recommended to the Board of Directors that the Non-Management Director compensation program be amended in various respects as described under “Item 1. Election of Directors — Director Compensation.” In addition, the Corporate Governance and Nominating Committee recommended to the Board of Directors for adoption a policy on stock ownership retention by Goldman Sachs’ non-employee directors, which was adopted by the Board of Directors. In general, this policy requires non-employee directors to beneficially own at least 5,000 shares of Common Stock or fully-vested RSUs within two years of becoming a director.

      The Corporate Governance and Nominating Committee conducted an evaluation of the performance of both the Board of Directors and Goldman Sachs’ Chief Executive Officer during fiscal 2003, as is required annually by the Corporate Governance and Nominating Committee Charter. In connection with its evaluation of the Chief Executive Officer, the Committee also reviewed the succession plan for the Chief Executive Officer.

      During fiscal 2003, the Corporate Governance and Nominating Committee performed all of its duties and responsibilities under the then applicable Corporate Governance and Nominating Committee Charter.

Corporate Governance and Nominating Committee:

John H. Bryan, Chairman
Lord Browne of Madingley
Claes Dahlbäck
William W. George
James A. Johnson
Edward M. Liddy
Dr. Ruth J. Simmons

Beneficial Ownership of Directors, Nominees and Executive Officers

      The following table contains certain information regarding beneficial ownership of Common Stock by each current director or nominee and each Named Executive Officer as well as by all directors, nominees, Named Executive Officers and other current executive officers as a group. All share information is provided as of the close of business on February 13, 2004.

Number of Shares of
Common Stock
Beneficially Owned(a)(b)

Henry M. Paulson, Jr.(c)	4,124,394
Lloyd C. Blankfein(c)	2,156,044
Robert S. Kaplan(c)	2,344,886
John A. Thain(c)	3,269,261
Robert K. Steel(c)	1,639,556
Lord Browne of Madingley	22,203
John H. Bryan	35,389
Claes Dahlbäck	11,069
William W. George	30,511
James A. Johnson	38,203
Lois D. Juliber	0
Edward M. Liddy	16,081
Ruth J. Simmons	24,853
All directors, nominees, Named Executive Officers and other executive officers as a group (19 persons)(d)	18,740,759

(a)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the U.S. Securities Exchange Act of 1934, as amended, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days. In light of the nature of fully vested RSUs and fully vested Options, we have also included in this table shares of Common Stock underlying fully vested RSUs and fully vested Options (without giving effect to accelerated vesting that might result upon “retirement” of the executive officers, other than for Mr. Thain, all of whose Options became fully vested and exercisable in connection with his retirement). For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days (as well as the shares of Common Stock underlying fully vested RSUs and fully vested Options) are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

The shares of Common Stock underlying fully vested RSUs included in the table are as follows: Mr. Paulson — 62,255; Mr. Blankfein — 35,647; Mr. Kaplan — 18,879; Mr. Steel — 20,087; Lord Browne — 15,668; Mr. Bryan — 9,836; Mr. Dahlbäck — 5,245; Mr. George — 5,306; Mr. Johnson — 8,668; Mr. Liddy — 7,256; Dr. Simmons — 12,853; and all directors, Named Executive Officers and other executive officers as a group — 281,801. The shares of Common Stock underlying fully vested Options included in the table are as follows: Mr. Paulson — 219,993; Mr. Blankfein — 170,267; Mr. Kaplan — 126,007; Mr. Thain — 398,715; Mr. Steel — 152,140; Lord Browne — 6,000; Mr. Bryan — 22,500; Mr. Dahlbäck — 5,824; Mr. George — 10,205; Mr. Johnson — 27,000; Dr. Simmons — 12,000; and all directors, Named Executive Officers and other executive officers as a group — 1,541,178.

(b)	Except as discussed in footnotes (c) and (d) below, all directors, nominees, Named Executive Officers and other executive officers have sole voting power and sole dispositive power over all shares of Common Stock beneficially owned by them. No individual director, nominee, Named Executive Officer or other executive officer beneficially owned in excess of 1% of the outstanding Common Stock. The group consisting of all directors, nominees, Named Executive Officers and other executive officers beneficially owned approximately 3.86% of the outstanding shares of Common Stock (3.50% not including fully vested RSUs and fully vested Options).

(c)	Excludes any shares of Common Stock subject to the Shareholders’ Agreement that are owned by other parties to the Shareholders’ Agreement. While each of Messrs. Paulson, Blankfein, Kaplan and Steel is a party to the Shareholders’ Agreement and each of Messrs. Paulson, Blankfein and Kaplan is a member of the Shareholders’ Committee, each disclaims beneficial ownership of the shares of Common Stock subject to the Shareholders’ Agreement, other than those specified above for each such person individually. See “Introduction — Voting Arrangements” for a discussion of the Shareholders’ Agreement.

Includes shares of Common Stock beneficially owned by certain estate planning vehicles of our Named Executive Officers, as follows: Mr. Paulson — 200,000; Mr. Blankfein — 266,041; Mr. Thain — 575,000; and Mr. Steel — 500,000.

Includes shares of Common Stock beneficially owned by the private charitable foundations of certain of our Named Executive Officers, as follows: Mr. Blankfein — 5,919; Mr. Thain — 161,465; and Mr. Steel — 16,000. Each Named Executive Officer disclaims beneficial ownership of these shares.

In connection with Mr. Thain’s retirement, all shares of Common Stock underlying his RSUs were delivered, and all contractual transfer restrictions on his shares of Common Stock were waived, including transfer restrictions on shares held by estate planning entities established by him. All shares of Common Stock and fully vested Options owned by Mr. Thain (other than shares of Common Stock owned by certain estate planning vehicles and private charitable foundations) are held through a blind trust.

(d)	Each current executive officer is a party to the Shareholders’ Agreement and each disclaims beneficial ownership of the shares of Common Stock subject to the Shareholders’ Agreement that are owned by other parties to the Shareholders’ Agreement. See “Introduction — Voting Arrangements” for a discussion of the Shareholders’ Agreement.

Includes an aggregate of 1,355,101 shares of Common Stock beneficially owned by the estate planning vehicles of certain of our current executive officers.

Includes an aggregate of 92,329 shares of Common Stock beneficially owned by the private charitable foundations of certain of our current executive officers. Each such executive officer disclaims beneficial ownership of these shares.

Beneficial Owners of More Than Five Percent

      Based on filings made under Section 13(d) and Section 13(g) of the U.S. Securities Exchange Act of 1934, as amended, as of February 2, 2004, the only persons known by us to be beneficial owners of more than 5% of our Common Stock were as follows:

	Number of Shares
	of Common Stock	Percent
Name and Address of Beneficial Owner	Beneficially Owned	of Class

Parties to Shareholders’ Agreement c/o The Goldman Sachs Group, Inc. 85 Broad Street New York, New York 10004.	164,107,723(a )	32.2%

(a)	Each person party to the Shareholders’ Agreement disclaims beneficial ownership of the shares subject to the Shareholders’ Agreement held by any other party to the agreement. As of February 2, 2004, 123,928,681 of the outstanding shares of Common Stock that are held by parties to the Shareholders’ Agreement are subject to the voting provisions of the Shareholders’ Agreement. See “Introduction — Voting Arrangements”.

Certain Relationships and Related Transactions

      We have established private investment funds in order to permit our employees to participate in our merchant banking, venture capital and other similar activities. Many of our employees, their spouses or entities owned or controlled by the employees have invested in these funds. With respect to some of the funds that were offered in fiscal 2000, Goldman Sachs continued to provide “leverage” in fiscal 2003 as a result of having invested in securities with a fixed return issued by these funds; for executive officers, their spouses and entities owned or controlled by them, the leverage was limited to up to a one times basis, with an aggregate limit of $500,000 for their investments in each such fund or related group of funds. Distributions (which result from, and generally include the return of, the investments made by such persons in such funds over several years) of greater than $60,000 in fiscal 2003 from certain of these funds to our directors, fiscal 2003 executive officers or those persons or entities affiliated with them were as follows: Mr. Paulson — $2,727,161; Mr. Blankfein — $1,099,654; Mr. Kaplan — $130,000; Mr. Thain — $940,000; Mr. Steel — $1,204,670; Robert J. Hurst (former director and executive officer) — $262,335; Kevin W. Kennedy (Executive Vice President — Human Capital Management) — $104,000; Gregory K. Palm (Executive Vice President and General Counsel) — $1,204,670; Esta E. Stecher (Executive Vice President and General Counsel) — $261,401; and David A. Viniar (Executive Vice President and Chief Financial Officer) — $521,868. Affiliates of Goldman Sachs generally bear overhead and administrative expenses for, and may provide certain other services free of charge to, the funds. In addition, certain of our directors and executive officers from time to time invest their personal funds directly in other funds managed by Goldman Sachs on the same terms and with the same conditions as the other investors in these funds, who are not our directors, executive officers or employees.

      Pursuant to the tax indemnification agreement that was entered into among Goldman Sachs and certain former limited partners of Group LP at the time of Goldman Sachs’ initial public offering in 1999, such partners are indemnified by Goldman Sachs for various tax liabilities arising prior to then. During fiscal 2003, Goldman Sachs provided tax indemnification of greater than $60,000 with respect to taxes payable for the years 1996 to 1999 to the following fiscal 2003 executive officers: Mr. Steel — $109,247; Mr. Palm — $80,867; and Mr. Thornton — $116,735.

Item 2.     Ratification of Selection of Independent Auditors

      The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending November 26, 2004. We are submitting the selection of independent auditors for shareholder ratification at the Annual Meeting.

      A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

      Our organizational documents do not require that our shareholders ratify the selection of PricewaterhouseCoopers LLP as our independent auditors. We are doing so (as we have done in prior years) because we believe it is a matter of good corporate practice. If our shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Goldman Sachs and its shareholders.

      The Audit Committee, or a designated member thereof, pre-approves each audit and non-audit service rendered by PricewaterhouseCoopers LLP to Goldman Sachs.

Fees Paid to Independent Auditors

      The following table shows information about fees paid by Goldman Sachs to PricewaterhouseCoopers LLP.

		Percentage of		Percentage of
		2003 Services		2002 Services
	2003	Approved by	2002	Approved by
	($ in millions)	Audit Committee	($ in millions) (c)	Audit Committee

Fees paid by Goldman Sachs:
Audit fees	19.2	100%	16.5	100%
Audit-related fees(a)	3.1	100%	2.6	100%
Tax fees(b)	2.4	100%	4.3	100%
All other fees	—	100%	1.5	100%

(a)	Audit-related fees are fees in respect of internal control reviews, attest services not required by statute or regulation, due diligence and employee benefit plan audits.

(b)	Tax fees are fees in respect of tax return preparation, consultation on tax matters, tax advice relating to transactions and other tax planning and advice.

(c)	Prior year numbers have been conformed to current year presentation.

      PricewaterhouseCoopers LLP also provides services to certain merchant banking and similar funds managed by Goldman Sachs. Fees paid to PricewaterhouseCoopers LLP by these funds were $12.0 million in 2003 and $10.8 million in 2002. All of these fees related to audit and tax services provided by PricewaterhouseCoopers LLP.

Directors’ Recommendation

      The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending November 26, 2004. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment.

Item 3.     Shareholder Proposal

      In accordance with the rules of the SEC, we have set forth below a shareholder proposal, along with the supporting statement of Mrs. Evelyn Y. Davis, the shareholder proponent, for which Goldman Sachs and the Board of Directors accept no responsibility. The shareholder proposal is required to be voted upon at the Annual Meeting only if properly presented at the Annual Meeting by Mrs. Davis. As explained below, the Board of Directors unanimously recommends that you vote AGAINST the shareholder proposal.

      As noted above, Mrs. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C., who is the owner of 200 shares of Common Stock, is the proponent of the following shareholder proposal. Mrs. Davis has informed us that she intends to present the proposal and related supporting statement at the Annual Meeting:

RESOLVED: “That the stockholders of Goldman Sachs recommend that the Board of Directors take the necessary steps to instate the election of directors ANNUALLY, instead of the stagger system which was recently adopted.”

REASONS: “The great majority of New York Stock Exchange listed corporations elect all their directors each year.”

“This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board.”

“Last year the owners of 158,933,548 shares, representing approximately 40.65% of shares voting, voted FOR this proposal.”

“If you AGREE, please mark your proxy FOR this resolution.”

Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

      The Board of Directors opposes the proposal, which Mrs. Davis also submitted at the 2003, 2002 and 2001 Annual Meetings of Shareholders, where it was defeated each year. At the 2003 Annual Meeting, in accordance with the terms of our By-laws, which require the affirmative vote of a majority of the outstanding shares of our Common Stock for the approval of shareholder proposals, approximately 34% of the outstanding shares of Common Stock, which represented 40.65% of shares voting, voted for the shareholder proposal. The Board of Directors believes that electing directors for staggered, three-year terms ensures that a majority of directors will always be familiar with Goldman Sachs’ complex, global businesses. Staggered elections enable the directors to gain, over time, greater familiarity with these businesses. This knowledge assists the directors in fulfilling their duties to our shareholders. Staggered terms also give new directors an opportunity to gain knowledge about our businesses from continuing directors. If all directors were elected annually, a majority of directors could be replaced each year, which could result in directors who are unfamiliar with Goldman Sachs and our businesses. This could jeopardize our long-term strategies and growth plans.

      The Corporate Governance and Nominating Committee and the Board of Directors regularly evaluate all of Goldman Sachs’ corporate governance practices to ensure that such practices, including the staggered elections of directors, remain in the best interests of Goldman Sachs and its shareholders. Electing directors to three-year terms does not reduce their accountability to our shareholders. All directors have the same duties to our shareholders regardless of their term. Our directors’ stock-based compensation program fosters accountability by aligning the directors’ own interests with the interests of all of our shareholders. A substantial portion of all directors’ compensation is equity-based, in the form of RSUs and Options. This long-term, equity-based compensation provides a continuing incentive to the directors to promote Goldman Sachs’ long-term success.

      The Board of Directors unanimously recommends a vote AGAINST the shareholder proposal. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted AGAINST the shareholder proposal.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the U.S. Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our equity securities with the SEC. Such directors, executive officers and 10% shareholders are also required to furnish us with copies of all Section 16(a) reports they file. Purchases and sales of our equity securities by such persons are published on our website at http://www.gs.com/investor_relations.

      Based on a review of the copies of such reports we received, and on written representations from our reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and 10% shareholders were complied with during fiscal 2003.

Incorporation by Reference

      To the extent that this Proxy Statement is incorporated by reference into any other filing by Goldman Sachs under the U.S. Securities Act of 1933 or the U.S. Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Report of the Compensation Committee on Executive Compensation”, “Report of the Corporate Governance and Nominating Committee”, “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Stock Price Performance”, as well as the annexes to this Proxy Statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.

Other Matters

      At the date hereof, there are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the Annual Meeting. If other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Shareholder Proposals for 2005 Annual Meeting

      Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2005 Annual Meeting must submit their proposals to our Secretary on or before October 27, 2004. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

      In accordance with our By-laws, in order to be properly brought before the 2005 Annual Meeting, a shareholder’s notice of the matter the shareholder wishes to present must be delivered to John F. W. Rogers, the Secretary of the Board of Directors, at The Goldman Sachs Group, Inc., 85 Broad Street, 30th Floor, New York, New York 10004, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our By-laws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than December 1, 2004 and no later than December 31, 2004.

Important Notice Regarding Delivery of Shareholder Documents

      In accordance with a notice sent to certain street name shareholders of Common Stock who share a single address, only one copy of this Proxy Statement and our 2003 Annual Report is being sent to that address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding”, is designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of this Proxy Statement or our 2003 Annual Report, he or she may contact us at The Goldman Sachs Group, Inc., 85 Broad Street, 17th Floor, New York, New York 10004, Attn: Investor Relations, telephone: 212-902-0300, e-mail: gs-investorrelations@gs.com, and we will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact Beverly O’Toole, Assistant Secretary, at One New York Plaza, 37th Floor, New York, New York 10004, telephone: 212-357-1584, e-mail: beverly.otoole@gs.com, if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual report and proxy statement, you may request householding in the future by contacting our Assistant Secretary.

Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating with Non-Management Directors

      We have adopted policies on reporting of concerns regarding accounting and other matters and on communicating with our Non-Management Directors. Any person, whether or not an employee, who has a concern about the conduct of Goldman Sachs or any of our people, including with respect to our accounting, internal accounting controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern to Sheldon Raab of the law firm of Fried, Frank, Harris, Shriver & Jacobson, our designated external contact for these purposes. Mr. Raab’s telephone number is 212-859-8090 and his e-mail and mailing addresses for these purposes are raabsh@ffhsj.com and Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, respectively. Any interested party, whether or not an employee, who wishes to communicate directly with the presiding director of the executive sessions of our Non-Management Directors, or with our Non-Management Directors as a group, also may contact Mr. Raab using one of the above methods. The full text of our Policy on Reporting of Concerns Regarding Accounting and Other Matters is available on our website at http://www.gs.com/investor_relations.

VOTING VIA THE INTERNET OR BY TELEPHONE

      Provision has been made for you to vote your shares of Common Stock via the Internet or by telephone. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this Proxy Statement for specific instructions on how to cast your vote by any of these methods.

      Votes submitted via the Internet or by telephone must be received by 11:59 p.m., New York City time, on March 30, 2004. Submitting your vote via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

      The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. We have been advised that the Internet and telephone voting procedures that have been made available to you are consistent with the requirements of applicable law. Shareholders voting via the Internet and by telephone should understand that there may be costs associated with voting in these manners, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

By Order of the Board of Directors,

Beverly L. O’Toole
Assistant Secretary

New York, New York

Dated: February 24, 2004

Schedule of Annexes

Annex	Document

Annex A	Policy Regarding Director Independence Determinations
Annex B	Audit Committee Charter

Annex A

Adopted as of January 2004

Policy Regarding Director Independence Determinations

      The Board of Directors (the “Board”) of The Goldman Sachs Group, Inc. (together with its consolidated subsidiaries, the “Company”) will make determinations as to which of its members are independent for purposes of the NYSE rules on an annual basis at the time the Board approves director nominees for inclusion in the proxy statement issued in connection with the annual meeting of shareholders and, if a director is appointed to the Board between annual meetings, at the time of such appointment. The Board may determine a director to be independent only if the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board, pursuant to the recommendation of the Corporate Governance and Nominating Committee, has established the following standards to assist it in determining independence. If a director has a relationship that violates any standard in Paragraphs A or C, then that director will not be considered independent, regardless of whether the relationship would otherwise be deemed not material by any other standard. The fact that a particular relationship or transaction is not addressed by the other standards or exceeds the thresholds in the other standards shall not create a presumption that the director is or is not independent. The Board will determine whether, after taking into account all relevant facts and circumstances, relationships or transactions that are not addressed by the other standards or that exceed the thresholds in the other standards are, in the Board’s judgment, material, and therefore whether the affected director is independent. The Company will explain in its next annual proxy statement for the election of directors the basis for any Board determination that any such relationship or transaction was not material.

Employment/Other Compensation

A.	A director will not be considered independent if, at any time within the Applicable Period (as defined below):

1.	such director is or has been an employee, or has an immediate family member (as defined below) who is or has been an executive officer of, the Company;

2.	such director receives or has received, or has an immediate family member who receives or has received, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not in any way contingent on continued service);

3.	such director is or has been affiliated with or employed by, or has an immediate family member who is or has been affiliated with or employed in a professional capacity by, the Company’s present or former internal or external auditor; or

4.	such director is or has been employed, or has an immediate family member who is or has been employed, as an executive officer (as defined below) of another company where any of the Company’s present executive officers serve on that company’s compensation committee.

B.	The receipt by a director of director and committee fees, including regular benefits received by other directors, and pension or other forms of deferred compensation for prior service (provided that such compensation is not in any way contingent on continued service), from the Company shall not be deemed to be a material relationship or transaction that would cause such director not to be independent.

Relationships With For-Profit Organizations

C.	A director will not be considered independent if such director is an executive officer or an employee of, or has an immediate family member who is an executive officer of, a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single year in the Applicable Period, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

D.	A relationship arising solely from a director’s status as an executive officer, employee or equity owner of a company that has made payments to or received payments from the Company shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as the payments made or received during the past three fiscal years are not in excess of the greater of $1 million or 2% of the other company’s consolidated gross revenues for the company’s fiscal year in which the payments were made.

E.	A relationship arising solely from a director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with the Company shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as such director’s ownership interest does not exceed 5% of the total equity or partnership interests in that other party.

F.	A relationship arising solely from a director’s position as a director or advisory director (or similar position) of another company or for-profit corporation or organization that engages in a transaction with the Company shall not be deemed a material relationship or transaction that would cause a director not to be independent.

G.	An extension of credit to, underwriting securities of, or entering into a derivative or commodity transaction or other banking or financial relationship with, a company of which a director is an executive officer shall not be deemed a material relationship or transaction that would cause a director not to be independent if such loan, underwriting, derivative or commodity transaction or other relationship is made or extended on terms and under circumstances, including credit or underwriting standards, that are substantially similar to those prevailing at the time for companies with which the Company has a comparable relationship and that do not have a director of the Company serving as executive officer.

Relationships With Charitable Organizations

H.	A relationship arising solely from a director’s affiliation with a charitable organization that receives contributions from the Company (directly or through The Goldman Sachs Foundation or a similar organization established by the Company) shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as such contributions (other than employee matching contributions) for a particular fiscal year are not in excess of the greater of $1 million or 2% of the organization’s consolidated gross revenues for such fiscal year.

I.	A relationship arising solely from a director’s affiliation with a charitable organization that has a transaction or other financial relationship with the Company (other than contributions covered by Paragraph H) shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as such transaction or relationship is on substantially the same terms as those prevailing at the time for similarly-situated organizations that do not have an affiliation with a director of the Company.

Client Relationships

J.	The ownership by a director of equity securities of the Company, or the maintenance by a director of a brokerage, margin or similar account with, or the purchase of investment services, investment products, securities or similar products and services from, the Company, shall not be deemed to be a material relationship or transaction that would cause a director not to be independent so long as the relationship is on substantially the same terms as those prevailing at the time for similarly-situated persons who are not directors or executive officers of the Company.

K.	The ownership by a director of an interest in a partnership or fund which is sponsored or managed by the Company shall not be deemed to be a material relationship or transaction that would cause a director not to be independent so long as the terms on which such director acquired the interest and participates in the fund are substantially the same terms as those prevailing at the relevant time for similarly-situated persons who are not directors or executive officers of the Company.

Indebtedness

L.	A relationship arising solely from a director’s status as an executive officer, employee or equity owner of a company to which the Company was indebted at the end of the Company’s last full fiscal year shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as the aggregate amount of the indebtedness is not in excess of 5% of the Company’s total consolidated assets.

Other

M.	Any other relationship or transaction that is not covered by any of the standards listed above and in which the amount involved does not exceed $10,000 in any fiscal year shall not be deemed a material relationship or transaction that would cause a director not to be independent.

N.	Any relationship or transaction between an immediate family member of a director and the Company shall not be deemed a material relationship or transaction that would cause the director not to be independent if the above standards would permit the relationship or transaction to occur between the director and the Company.

Definitions: For purposes of these guidelines:

      “Applicable Period” means the period covered by the New York Stock Exchange’s corporate governance rules, which until November 4, 2004 is the period extending back one year and thereafter will be the period extending back three years.

      “company” includes for-profit organizations and excludes not-for-profit organizations.

      “Executive officer” means an entity’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the entity in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity. See Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

      “Immediate family members” of a director means the director’s spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director’s home. When applying the look-back provisions of the standards, persons who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated shall not be considered.

Annex B

Amended and Restated as of January 2004

Audit Committee Charter

Purpose of Committee

      The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of The Goldman Sachs Group, Inc. (the “Company”) is to:

(a)	assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, (iv) the performance of the Company’s internal audit function and independent auditors, and (v) the Company’s management of market, credit, liquidity and other financial and operational risks;

(b)	decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and

(c)	prepare the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement.

Committee Membership

      The Committee shall consist of no fewer than three members of the Board. The members of the Committee shall each have been determined by the Board to be “independent” under the rules of the New York Stock Exchange, Inc. and under Section 301 of the Sarbanes-Oxley Act of 2002 (the “2002 Act”) and the rules promulgated thereunder. The Board shall also determine that each member is “financially literate” and that at least one member has “accounting or related financial management expertise,” in each case as such qualifications are defined by the New York Stock Exchange, Inc., and whether any member of the Committee is an “audit committee financial expert” as defined by the SEC (and if no member is an “audit committee financial expert”, the reason for not having an audit committee financial expert on the Committee). If the Board determines that a member of the Committee is an audit committee financial expert, it may presume that such member has accounting or related financial management expertise. No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to serve effectively on the Committee, and discloses this determination in the Company’s annual proxy statement. No member of the Committee may (except in his or her capacity as a member of the Committee, the Board or any other Board committee) receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company, other than fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service).

      Members shall be appointed by the Board based on the recommendations of the Corporate Governance and Nominating Committee and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Committee Structure and Operations

      The Board, taking into account the views of the Chairman of the Board, shall designate one member of the Committee as its chairperson. The Committee shall meet at least once during each fiscal quarter, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

      The Committee may invite such members of management and other persons to its meetings as it may deem desirable or appropriate. The Committee shall report regularly to the Board summarizing the Committee’s actions and any significant issues considered by the Committee.

Committee Duties and Responsibilities

      The following are the duties and responsibilities of the Committee:

1.	To meet with the independent auditors and the Company’s management, Director of Internal Audit and such other personnel as it deems appropriate and discuss such matters as it considers appropriate, including the matters referred to below. The Committee must meet separately with the independent auditors, the Company’s management, and the Director of Internal Audit periodically, normally at least once each fiscal quarter.

2.	To decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors. The Committee shall monitor and evaluate the auditors’ qualifications, performance and independence on an ongoing basis, and shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolving disagreements between management and the auditor regarding financial reporting). In conducting such evaluations, the Committee shall:

•	At least annually, obtain and review a report by the independent auditors describing: the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Company (including information the Company determines is required to be disclosed in the Company’s proxy statement as to services for audit, audit-related and other services, if any, provided to the Company and those disclosures required by Independence Standards Board Standard No. 1, as it may be modified or supplemented).

•	Discuss with the independent auditors any disclosed relationships or services that may impact the objectivity or independence of the independent auditors.

•	Review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors.

•	Take into account the opinions of management and the Director of Internal Audit.

•	Discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself.

The Committee shall present its conclusions with respect to the independent auditors to the Board for its information at least annually.

3.	To decide whether to appoint and retain and be directly responsible for the compensation and oversight of the work of any registered public accounting firm, other than the independent auditors, engaged by the Company to perform audit, review or attest services for the Company or its consolidated entities.

4.	To obtain from the independent auditors in connection with any audit report filed with the SEC, a report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices to be used, all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any “management” letter or schedule of unadjusted differences.

5.	To discuss with management and the independent auditors the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Controls and Procedures,” and to discuss with the Company’s Chief Executive Officer and Chief Financial Officer their certifications to be provided pursuant to Sections 302 and 906 of the 2002 Act, including whether the financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company as of and for the periods presented and whether any significant deficiencies and material weaknesses exist in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, or any fraud has occurred, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Committee shall discuss, as applicable: (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

6.	To discuss with the independent auditors on at least an annual basis the matters required to be discussed by Statement of Accounting Standards No. 61, as it may be modified or supplemented, as well as any problems or difficulties the auditors encountered in the course of the audit work, including any restrictions on the scope of the independent auditors’ activities or access to requested information, and any significant disagreements with management. Among the items the Committee will consider discussing with the independent auditors are: any accounting adjustments that were noted or proposed by the independent auditors but were “passed” (as immaterial or otherwise); any communications between the audit team and the independent auditor’s national office with respect to auditing or accounting issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company. The discussion shall also include the responsibilities, budget and staffing of the Company’s internal audit function.

7.	To discuss with management earnings press releases and to review generally the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information).

8.	To review generally with management the type and presentation of any financial information and earnings guidance provided to analysts and rating agencies.

9.	To review with management and, as appropriate, the independent auditors periodically, normally on at least an annual basis:

•	The independent auditors’ annual audit scope, risk assessment and plan.

•	The form of independent auditors’ report on the annual financial statements and matters related to the conduct of the audit under generally accepted auditing standards.

•	Comments by the independent auditors on internal controls and significant findings and recommendations resulting from the audit.

10.	To discuss with management periodically, normally on at least an annual basis:

•	The appointment of the Director of Internal Audit.

11.	To discuss with management and the Director of Internal Audit periodically, normally on at least an annual basis:

•	The Internal Audit Charter.

•	The adequacy of the Company’s internal controls.

•	The annual internal audit plan, risk assessment, and significant findings and recommendations and management’s responses thereto.

•	Internal audit staffing.

•	The internal audit function and responsibilities and any scope restrictions encountered during the execution of internal audit responsibilities.

12.	To review the procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters, and to assess compliance with these procedures.

13.	To review the policies governing the hiring by the Company of any current or former employee of the Company’s independent auditors, and to assess compliance with these policies. These policies provide that no former employee of the independent auditors who was a member of the Company’s audit engagement team may undertake a financial reporting oversight role at the Company within one year of the date of the commencement of procedures for a review or audit.

14.	To discuss with management periodically management’s assessment of the Company’s market, credit, liquidity and other financial and operational risks, and the guidelines, policies and processes for managing such risks.

15.	To review and monitor the adequacy of the structures, policies and procedures that the Company has developed to assure the integrity of its investment research, including compliance with the requirements of Section I.1.5 of Addendum A to the global research settlement to which the Company is a party. As part of this process, the Committee shall meet periodically with the Company’s investment research ombudsman, senior management of Global Investment Research and such other individuals within the Company who are charged with overseeing the Company’s performance with respect to the investment research area as the Committee may determine.

16.	To discuss with one of the Company’s General Counsel any significant legal, compliance or regulatory matters that may have a material impact on the Company’s business, financial statements or compliance policies.

17.	To obtain assurance from the independent auditors that the audit of the Company’s financial statements was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under that Act.

18.	To produce the report and evaluation described under “Committee Reports” below.

19.	To discharge any other duties or responsibilities delegated to the Committee by the Board from time to time.

Committee Reports

      The Committee shall produce the following report and evaluation and provide them to the Board:

1.	Any report, including any recommendation, or other disclosures required to be prepared by the Committee pursuant to the rules of the SEC for inclusion in the Company’s annual proxy statement.

2.	An annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this charter. The performance evaluation shall also include a review of the adequacy of this charter and shall recommend to the Board any revisions the Committee deems necessary or desirable, although the Board shall have the sole authority to amend this charter. The performance evaluation shall be conducted in such manner as the Committee deems appropriate.

Delegation to Subcommittee

      The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Committee at its next scheduled meeting.

Resources and Authority of the Committee

      The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts, as it deems appropriate, without seeking approval of the Board or management.

In their discretion, the proxies named on the front of this card are authorized to vote upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof, and for the election of a person to serve as director if any of the nominees below is unable to serve.								Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

The Board of Directors recommends a vote FOR proposals (1) and (2) regarding:		The Board Recommends ê FOR all nominees listed	WITHHOLD* authority to vote for all nominees listed below		The Board of Directors recommends a vote AGAINST shareholder proposal (3) regarding:		FOR	The Board Recommends ê AGAINST	ABSTAIN
(1)	The election to the Board of Directors of the 5 nominees named below: 01 Lloyd C. Blankfein 02 Lord Browne of Madingley 03 Claes Dahlbäck 04 James A. Johnson 05 Lois D. Juliber	☐	☐		(3)	Annual election of all Directors to the Board of Directors.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
(2)	Ratification of the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent auditors for the 2004 fiscal year.	☐	☐	☐		Considering to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

* Instruction: To withhold authority to vote for one or more individual nominees,write the names(s) of such person(s) here:

Signature							Date

IMPORTANT: Please sign this proxy card exactly as your name or names appears elsewhere on this card. Joint tenants should each sign. When signing as attorney, executor, administrator, trustee, guardian or other similar capacity, please give your full title as such. If the signature is by a corporation, a duly authorized officer of the corporation should sign in full the corporate name. If the signature is by a partnership, a partner should sign the full partnership name.

FOLD AND DETACH HERE

VOTE BY TELEPHONE OR INTERNET
QUICK «««EASY ««« IMMEDIATE

YOUR VOTE IS VERY IMPORTANT TO US AND TO OUR OTHER SHAREHOLDERS. YOU MAY CAST YOUR VOTE IN ANY ONE OF THE THREE FOLLOWING WAYS:

VOTE BY TELEPHONE TOLL-FREE 1-800-435-6710		VOTE BY INTERNET http://www.eproxy.com/gs		VOTE BY MAIL

• Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 11:59 p.m. New York City time on March 30, 2004. • Have your Proxy Card in hand. • Follow the simple instructions.	OR	• Use the Internet to cast your vote 24 hours a day, 7 days a week, through 11:59 p.m. New York City time on March 30, 2004. • Have your Proxy Card in hand. • Follow the simple instructions.	OR	• Mark, properly sign and date this proxy. • Return this proxy in the accompanying envelope.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner and to the same extent as if you marked, signed and returned this proxy by mail.

IF YOU VOTE BY TELEPHONE OR INTERNET,
PLEASE DO NOT MAIL THIS PROXY.

PROXY
2004

THE GOLDMAN SACHS GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE 2004 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 31, 2004

The undersigned hereby appoints Henry M. Paulson, Jr. and Lloyd C. Blankfein, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of Common Stock of The Goldman Sachs Group, Inc. (the "Company") held of record by the undersigned on February 2, 2004, at the 2004 Annual Meeting of Shareholders to be held on March 31, 2004 and at any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Annual Meeting and at any adjournment or postponement thereof. Receipt of the Notice of the 2004 Annual Meeting of Shareholders and Proxy Statement is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed by you. If you do not give any direction, this proxy will be voted "FOR" Proposals (1) and (2), "AGAINST" Proposal (3) and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

In order for your vote to be submitted by proxy, you must (i) properly complete the telephone or Internet voting instructions or (ii) properly complete and return this proxy in order that in either case, your vote is received no later than 11:59 p.m. New York City time on March 30, 2004. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

								Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

The Board of Directors recommends a vote FOR proposals (1) and (2) regarding:		The Board Recommends ê FOR all nominees listed	WITHHOLD* authority to vote for all nominees listed below		The Board of Directors recommends a vote AGAINST shareholder proposal (3) regarding:		FOR	The Board Recommends ê AGAINST	ABSTAIN
(1)	The election to the Board of Directors of the 5 nominees named below: 01 Lloyd C. Blankfein 02 Lord Browne of Madingley 03 Claes Dahlbäck 04 James A. Johnson 05 Lois D. Juliber	☐	☐		(3)	Annual election of all Directors to the Board of Directors.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
(2)	Ratification of the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent auditors for the 2004 fiscal year.	☐	☐	☐

* Instruction: To withhold authority to vote for one or more individual nominees,write the names(s) of such person(s) here:

Signature							Date

IMPORTANT: Please sign this ballot exactly as your name appears elsewhere on this ballot.

FOLD AND DETACH HERE

VOTE BY TELEPHONE OR INTERNET
QUICK «««EASY ««« IMMEDIATE

YOUR VOTE IS VERY IMPORTANT TO US AND TO OUR TO OTHER SHAREHOLDERS. YOU MAY CAST YOUR VOTE IN ANY ONE OF THE THREE FOLLOWING WAYS:

VOTE BY TELEPHONE TOLL-FREE 1-800-435-6710		VOTE BY INTERNET http://www.eproxy.com/dcp		VOTE BY MAIL

• Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on March 22, 2004. • Have your Ballot in hand. • Follow the simple instructions.	OR	• Use the Internet to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on March 22, 2004. • Have your Ballot in hand. • Follow the simple instructions.	OR	• Mark, properly sign and date this Ballot. • Return this Ballot in the accompanying envelope.

IF YOU VOTE BY TELEPHONE OR INTERNET,
PLEASE DO NOT MAIL THIS BALLOT.

THE GOLDMAN SACHS GROUP, INC.
BALLOT FOR THE PRELIMINARY VOTE OF SHARES OF COMMON STOCK HELD
BY THE DEFINED CONTRIBUTION PLAN TRUST AND SUBJECT TO THE VOTING PROVISIONS
OF THE SHAREHOLDERS' AGREEMENT, TO BE CAST IN CONNECTION WITH THE 2004 ANNUAL
MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 31, 2004

This ballot relates to the 2004 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. (the "Company") and covers all shares of Common Stock that you beneficially own and that are held by The Goldman Sachs Defined Contribution Plan Trust and subject to the voting provisions of the Shareholders' Agreement, dated as of May 7, 1999 and amended from time to time, to which you are a party. This ballot does not pertain to shares of Common Stock that you may beneficially own that are subject to the voting provisions of the Shareholders' Agreement but that are not held in The Goldman Sachs Defined Contribution Plan Trust; any such shares are covered by a separate ballot that will be sent to you if applicable.

In order for your vote to be counted, you must (i) properly complete the telephone or Internet voting instructions or (ii) properly complete and return this form in order that in either case, your vote is received no later than 5:00 p.m. New York City time on March 22, 2004. If you sign and return this ballot but do not give any direction, your ballot will be voted "FOR" Proposals (1) and (2), and "AGAINST" Proposal (3).

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

								Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

The Board of Directors recommends a vote FOR proposals (1) and (2) regarding:		The Board Recommends ê FOR all nominees listed	WITHHOLD* authority to vote for all nominees listed		The Board of Directors recommends a vote AGAINST shareholder proposal (3) regarding:		FOR	The Board Recommends ê AGAINST	ABSTAIN
(1)	The election to the Board of Directors of the 5 nominees named below: 01 Lloyd C. Blankfein 02 Lord Browne of Madingley 03 Claes Dahlbäck 04 James A. Johnson 05 Lois D. Juliber	☐	☐		(3)	Annual election of all Directors to the Board of Directors.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
(2)	Ratification of the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent auditors for the 2004 fiscal year.	☐	☐	☐

* Instruction: To withhold authority to vote for one or more individual nominees,write the names(s) of such person(s) here:

Signature							Date:

IMPORTANT: Please sign this ballot exactly as your name or names appears elsewhere on this ballot. Joint tenants should each sign. When signing as attorney, executor, administrator, trustee, guardian or other similar capacity, please give your full title as such. If the signature is by a corporation, a duly authorized officer of the corporation should sign in full the corporate name. If the signature is by a partnership, a partner should sign the full partnership name.

FOLD AND DETACH HERE

VOTE BY TELEPHONE OR INTERNET
QUICK ««« EASY ««« IMMEDIATE

YOUR VOTE IS VERY IMPORTANT TO US AND TO OUR OTHER SHAREHOLDERS. YOU MAY CAST YOUR VOTE IN ANY ONE OF THE THREE FOLLOWING WAYS:

         VOTE BY TELEPHONE
      TOLL-FREE 1-800-435-6710
• Use any touch-tone phone to cast
   your vote 24 hours a day, 7 days
   a week, through 5:00 p.m. New
   York City time on March 22,
   2004.
• Have your Ballot in hand.
• Follow the simple instructions.	OR	VOTE BY INTERNET
           http://www.eproxy.com/goldman
• Use the Internet to cast your vote
   24 hours a day, 7 days
   a week, through 5:00 p.m. New
   York City time on March 22, 2004.
• Have your Ballot in hand.
• Follow the simple instructions.	OR	VOTE BY MAIL • Mark, properly sign and date this Ballot. • Return this Ballot in the accompanying envelope.

IF YOU VOTE BY TELEPHONE OR INTERNET,
PLEASE DO NOT MAIL THIS BALLOT.

THE GOLDMAN SACHS GROUP, INC.
BALLOT FOR THE PRELIMINARY VOTE OF SHARES OF COMMON STOCK SUBJECT
TO THE VOTING PROVISIONS OF THE SHAREHOLDERS' AGREEMENT, TO BE CAST IN CONNECTION
WITH THE 2004 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 31, 2004

This ballot relates to the 2004 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. (the “Company”) and covers all shares of Common Stock beneficially owned by you and subject to the voting provisions of the Shareholders' Agreement, dated as of May 7, 1999 and amended from time to time, to which you are a party. This ballot does not pertain to shares of Common Stock that you may beneficially own that are subject to the voting provisions of the Shareholders’ Agreement and held in The Goldman Sachs Defined Contribution Plan Trust; any such shares are covered by a separate ballot that will be sent to you if applicable.

In order for your vote to be counted, you must (i) properly complete the telephone or Internet voting instructions or (ii) properly complete and return this form in order that, in either case, your vote is received no later than 5:00 p.m. New York City time on March 22, 2004. If you sign and return this ballot but do not give any direction, your ballot will be voted “FOR” Proposals (1) and (2), and “AGAINST” Proposal (3).

(Continued, and to be marked, dated and signed, on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

								Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

The Board of Directors recommends a vote FOR proposals (1) and (2) regarding:		The Board Recommends ê FOR all nominees listed	WITHHOLD* authority to vote for all nominees listed		The Board of Directors recommends a vote AGAINST shareholder proposal (3) regarding:		FOR	The Board Recommends ê AGAINST	ABSTAIN
(1)	The election to the Board of Directors of the 5 nominees named below: 01 Lloyd C. Blankfein 02 Lord Browne of Madingley 03 Claes Dahlbäck 04 James A. Johnson 05 Lois D. Juliber	☐	☐		(3)	Annual election of all Directors to the Board of Directors	☐	☐	☐

		FOR	AGAINST	ABSTAIN
(2)	Ratification of the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent auditors for the 2004 fiscal year.	☐	☐	☐

* Instruction: To withhold authority to vote for one or more individual nominees, write the name(s) of such person(s) here:

Signature							Date:

IMPORTANT: Please sign this form exactly as your name appears elsewhere on this form.

FOLD AND DETACH HERE

VOTE BY TELEPHONE OR INTERNET
QUICK ««« EASY ««« IMMEDIATE

YOUR VOTE IS VERY IMPORTANT TO US AND TO OUR OTHER SHAREHOLDERS. YOU MAY CAST YOUR VOTE IN ANY ONE OF THE THREE FOLLOWING WAYS:

VOTE BY TELEPHONE Toll-Free 1-800-435-6710		VOTE BY INTERNET http://www.eproxy.com/gsf		VOTE BY MAIL

• Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on March 29, 2004 • Have this form in hand. • Follow the simple instructions.	OR	• Use the Internet to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on March 29, 2004. • Have this form in hand. • Follow the simple instructions.	OR	• Mark, properly sign and date this form. • Return this form in the accompanying envelope.

Your telephone or internet vote authorizes the named Trustee to vote your shares in the same manner and to the same extent as if you marked, signed and returned this form by mail.

IF YOU VOTE BY TELEPHONE OR INTERNET,
PLEASE DO NOT MAIL THIS FORM.

THE GOLDMAN SACHS GROUP, INC.

THIS VOTING INSTRUCTION FORM IS BEING PROVIDED TO YOU ON BEHALF OF THE
BOARD OF DIRECTORS FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS TO
BE HELD ON MARCH 31, 2004

The undersigned hereby authorizes and directs State Street Bank and Trust Company, Trustee of the Goldman Sachs Stock Fund under the Goldman, Sachs & Co. Employees’ Profit Sharing Retirement Income Plan (the “Plan”), to vote in person or by proxy all shares credited to my account as of the February 2, 2004 record date, at the 2004 Annual Meeting of Shareholders to be held on March 31, 2004, or at any adjournments or postponements thereof.

You must indicate how the shares allocated to your account are to be voted by the Trustee by checking the boxes on the reverse side of this form. Unless you indicate otherwise, your shares will be voted in the same proportion as the shares held under the Plan for which instructions are received.

Your voting instructions must be received no later than 5:00 p.m. New York City time on March 29, 2004 in order for the Trustee to vote your shares.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

The Goldman Sachs Group, Inc.
85 Broad Street
New York, New York 10004

Notice of Preliminary Vote in Connection with the
2004 Annual Meeting of Shareholders

February 24, 2004

      In accordance with the voting provisions of the Shareholders’ Agreement, dated May 7, 1999 and amended from time to time, among The Goldman Sachs Group, Inc. (“Goldman Sachs”) and the Covered Persons listed on Appendix A thereto, a preliminary vote concerning the matters to be voted upon at the 2004 Annual Meeting of Shareholders of Goldman Sachs will be concluded on Monday, March 22, 2004 at 5:00 p.m., New York City time.

      The record date for the determination of shareholders entitled to vote in the preliminary vote, or any adjournments or postponements thereof, was the close of business on February 2, 2004. Additional information regarding the matters to be acted upon at the Annual Meeting with respect to which this preliminary vote is being conducted can be found in the accompanying Proxy Statement.

      You should note that, pursuant to the voting provisions of the Shareholders’ Agreement, there are certain Goldman Sachs shares, including shares that are owned by certain U.S. estate planning vehicles, that are not entitled to vote in the preliminary vote but that are voted at the Annual Meeting in accordance with a majority of the votes cast on the matter in question by the shares that are entitled to vote and do vote in the preliminary vote. Accordingly, only the Goldman Sachs shares that you own that are entitled to vote in the preliminary vote are covered by the preliminary vote ballot included in this package.

      To the extent your private foundation owns any Goldman Sachs shares as of the February 2, 2004 record date, such shares are not voted in the preliminary vote described above but are instead entitled to be voted at the annual meeting of shareholders; such private foundation shares are covered by the separate proxy card that is included in this package.

The Shareholders’ Committee Under the Shareholders’ Agreement
New York, New York

PLEASE MARK, SIGN, DATE AND RETURN YOUR BALLOT AND PRIVATE
FOUNDATION PROXY CARD, IF APPLICABLE, IN THE ENCLOSED ENVELOPE
OR SUBMIT YOUR VOTE(S) BY PHONE OR THE INTERNET

MEMORANDUM

TO:	[Name]

FROM:	Beverly L. O’Toole

DATE:	February 24, 2004

RE:	Voting on Matters at the 2004 Annual Meeting of Shareholders

As you know, pursuant to the voting provisions of the Shareholders’ Agreement, to which you are a party, the Covered Shares* of common stock of The Goldman Sachs Group, Inc. that you own as of February 2, 2004 and that are subject to the Plan of Incorporation transfer restrictions that expire in May 2005 (the “Restricted Shares”) are not entitled to be voted in the Preliminary Vote as described in the Shareholders’ Agreement (in which current GS Managing Directors participate) but shall be voted at the annual meeting of shareholders in accordance with the results of the Preliminary Vote. Accordingly, although you will receive at the address recorded on the custodian’s books a proxy statement and annual report, you will not receive a ballot or proxy card to vote your Restricted Shares.

If you owned as of February 2, 2004 any GS shares that are not Restricted Shares (i.e., shares for which transfer restrictions expired in May 2003 or May 2004, or shares purchased in the secondary market, held through the Retirement Plan or owned by your private foundation), you will be eligible to vote such shares at the annual meeting and you will receive a separate set of materials that includes a proxy card or voting instruction form that will allow you to vote such shares by Internet, telephone or mail.

If you have any questions, please do not hesitate to contact me (212-357-1584).

*	“Covered Shares” are all GS shares that were acquired in exchange for partnership interests as part of the IPO and any GS shares you acquired as a result of the IPO award or as compensation, including shares converted from restricted stock units but not including any shares you may have purchased in the secondary market, that you may hold through the Retirement Plan or that your private foundation may own.

MEMORANDUM

TO:	[Entity Name]

CC:	[Name]

FROM:	Beverly L. O’Toole

DATE:	February 24, 2004

RE:	Preliminary Vote under the Shareholders’ Agreement

      The GS shares that are owned by [Entity Name] and were originally acquired by [Name] are entitled to vote in the preliminary vote under the Shareholders’ Agreement. The attached ballot covers such shares owned by this entity, and the ballot and other proxy material are being sent to [Name] as director. Proxy material other than the ballot is also being sent to [Name] as director and [Name] should coordinate with him to ensure that the shares are voted properly on behalf of the entity. I have copied [Name] on this memorandum so that the directors can coordinate with him with respect to the voting of the shares.

      If you have any questions, please do not hesitate to call me (212-357-1584).

Dear Goldman Sachs Group, Inc. Shareholder,

The 2004 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. will be held on March 31, 2004. This e-mail notification is being sent to all shareholders who work at Goldman Sachs and who on February 2, 2004 (the record date for the Annual Meeting) owned GS stock as a result of deliveries under equity-based awards. It contains the link to the proxy materials and the unique Control Number that you will need to connect to the Internet voting site in order to vote the shares you own as a result of deliveries under equity-based awards. If you also own shares through the Goldman Sachs Retirement Plan’s Stock Fund, you will receive later today a separate e-mail containing a different Control Number that you will need to connect to the Internet voting site in order to vote those shares.

Your vote is important to Goldman Sachs, so please vote at your earliest convenience.

Your Control Number to vote your shares owned as a result of deliveries under equity-based awards is: XXXXXXXXXX

You can connect to the electronic voting site for shares owned as a result of deliveries under equity-based awards at: http://www.eproxy.com/gs

There is a link from the voting site to the Annual Report and Proxy Statement. You may also view these documents without going to the electronic voting site at:

Annual Report
http://www.gs.com/2003_Annual_Report

Proxy Statement
http://www.gs.com/Proxy_Statement_for_2004_Annual_Meeting

A printed copy of the Annual Report is being distributed to everyone who works at Goldman Sachs. If you would like to receive a printed copy of the Proxy Statement and/or voting forms, please send an e-mail to gspi@melloninvestor.com and such documents will be sent to you at the address we have on file for you.

Thank you,
Mellon Investor Services

Dear Goldman Sachs Group, Inc. Shareholder,

The 2004 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. will be held on March 31, 2004. This e-mail notification is being sent to all shareholders who work at Goldman Sachs and who on February 2, 2004 (the record date for the Annual Meeting) owned GS stock through the Goldman Sachs Retirement Plan’s Stock Fund. It contains the link to the proxy materials and the unique Control Number that you will need to connect to the Internet voting site in order to vote the shares you own through the Stock Fund. If you also own shares as a result of deliveries under equity-based awards, you should have received a separate e-mail containing a different Control Number that you will need to connect to the Internet voting site in order to vote those shares.

Your vote is important to Goldman Sachs, so please vote at your earliest convenience.

Your Control Number to vote your shares owned through the Stock Fund is: XXXXXXXXXX

You can connect to the electronic voting site for shares owned through the Stock Fund at: http://www.eproxy.com/gsf

There is a link from the voting site to the Annual Report and Proxy Statement. You may also view these documents without going to the electronic voting site at:

Annual Report
http://www.gs.com/2003_Annual_Report

Proxy Statement
http://www.gs.com/Proxy_Statement_for_2004_Annual_Meeting

A printed copy of the Annual Report is being distributed to everyone who works at Goldman Sachs. If you would like to receive a printed copy of the Proxy Statement and/or voting forms, please send an e-mail to gspi@melloninvestor.com and such documents will be sent to you at the address we have on file for you.

Thank you,
Mellon Investor Services

February 24, 2004

MEMORANDUM

TO:	Employees Subject to the Voting Provisions of the Shareholders’ Agreement

FROM:	Beverly O’Toole

RE:	Annual Shareholders’ Meeting

     Certain shares of GS common stock (“Covered Shares”)1 that you owned on February 2, 2004 are subject to the voting provisions of the Shareholders’ Agreement and, as a result, are eligible to be voted in a “preliminary vote” to be held prior to the March 31, 2004 GS Annual Shareholders’ Meeting. You will shortly receive by interoffice mail proxy material, including instructions on how to vote in the preliminary vote by Internet, telephone or mail. If you have not received your proxy material by March 8 and/or if you want us to send an additional set of your proxy material to another address (e.g., your home), please contact Chris Scarola (212-902-1451).

     You should note the following regarding the preliminary vote:

•	The preliminary vote will close on March 22 at 5:00 p.m.; any votes received after that time will not be counted.

•	All Covered Shares – whether or not voted in the preliminary vote – will be voted at the GS Annual Shareholders’ Meeting in accordance with the results of the preliminary vote.

•	If you own Covered Shares through more than one account, you will receive a separate ballot for each account, so please be sure to vote all of your ballots.

•	If you own Covered Shares through the Defined Contribution Plan (“DCP”), you will receive a separate ballot for your DCP shares, so please be sure to vote your DCP ballot as well as your other ballot(s).

•	If you have transferred Covered Shares to a U.S. estate planning vehicle, those

1	Covered Shares include (i) GS shares acquired in exchange for partnership interests as part of the IPO or other acquisitions by the firm and (ii) GS shares acquired as a result of IPO awards or as equity-based compensation (including shares converted from restricted stock units or acquired upon the exercise of options and shares held in the Defined Contribution Plan), but do not include GS shares purchased in the secondary market or held through the Retirement Plan. GS shares that are not Covered Shares are not voted in the preliminary vote and proxy material allowing you to vote any such shares directly at the annual meeting will be sent by our transfer agent to the home address the firm has on file for you.

shares generally are not voted in the preliminary vote but will be voted at the Annual Shareholders’ Meeting in accordance with the results of the preliminary vote; you will not receive a ballot for such estate planning shares.

•	If your private foundation owned any GS shares, a proxy card covering such shares will be included with the preliminary vote proxy material, although such shares are voted directly at the annual meeting and are not part of the preliminary vote.

     If you have any questions regarding your proxy material, please call me at 212-357-1584.

     In connection with the Shareholders’ Agreement, we are required to make periodic filings with the SEC that represent that each party to that agreement has not, during the last five years, (i) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding been or become subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws. If you have any such convictions or have been party to such a proceeding, please notify Greg Palm, Esta Stecher or me immediately. You should also notify one of us immediately if such an event occurs in the future.

     Thank you.